CBS
                                  PENSION
                                   PLAN





                          AS AMENDED AND RESTATED

              (INCLUDING AMENDMENTS THROUGH JANUARY 1, 1995)



















CMC-8612

                             CBS PENSION PLAN

                                 CONTENTS

ARTICLE                                                                PAGE

I        PURPOSE OF THE PLAN; THE TRUST. . . . . . . . . . . . . . . .  1

         1.01 Purpose of the Plan; Combination and
                 Amendment of Prior Plans. . . . . . . . . . . . . . .  1
         1.02 Purpose of the Trust; Merger and
                 Amendment of Prior Trusts . . . . . . . . . . . . . .  1
         1.03 Application. . . . . . . . . . . . . . . . . . . . . . .  1
         1.04 Meanings of Terms. . . . . . . . . . . . . . . . . . . .  2

II       PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .  2

         2.01 Employees who were Plan Participants
                 on December 31, 1988. . . . . . . . . . . . . . . . .  2
         2.02 Other Employees As Participants. . . . . . . . . . . . .  2
         2.03 Termination and Reemployment . . . . . . . . . . . . . .  3

III      RETIREMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  3

         3.01 Termination of Employment as Retirement. . . . . . . . .  3
         3.02 Calculation of Normal Retirement Benefit . . . . . . . .  3
         3.03 News Correspondents Normal Retirement Benefit. . . . . .  4
         3.04 Early Retirement Benefit . . . . . . . . . . . . . . . .  4
         3.05 General Provision on Retirement Subsequent
                 To Normal Retirement Date . . . . . . . . . . . . . .  4
         3.06 Payment of Retirement Benefit. . . . . . . . . . . . . .  5
         3.07 Reemployment Subsequent to Retirement and
                 Continued Employment After Age 65 . . . . . . . . . .  5

IV       TERMINATION OF PARTICIPATION  . . . . . . . . . . . . . . . .  6

         4.01 No Employer Obligation to Continue Employment
                 of a Participant; Termination of Employment
                 as Termination of Participation . . . . . . . . . . .  6
         4.02 Effect of Interruption of Employment . . . . . . . . . .  7
         4.03 Calculation of Termination Benefit . . . . . . . . . . .  7
         4.04 Optional Termination Benefit as Annuity
                 Commencing at Age 55. . . . . . . . . . . . . . . . .  8
         4.05 Special Provisions Applicable to Former
                 Participants in New Employment Following
                 Transfer of Operations to Unaffiliated Entity . . . .  8

V        DEATH . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                                    (i)
         5.01 Calculation of Death Benefit . . . . . . . . . . . . . .  9
         5.02 Death after Termination of Participation and
                 Prior to Receipt of Benefits. . . . . . . . . . . . . 10
         5.03 Payment of Death Benefit; Special Provisions
                 Applicable to Married Participants. . . . . . . . . . 10
         5.04 Commencement of Death Benefit Payments . . . . . . . . . 11

VI       ELECTION OF CERTAIN BENEFITS. . . . . . . . . . . . . . . . . 11

         6.01 Choice of Optional Benefits. . . . . . . . . . . . . . . 11
         6.02 Procedure for Electing Optional Benefit. . . . . . . . . 12
         6.03 Annuity Provision For Married Participants . . . . . . . 13
         6.04 Election by Married Participants; Spousal
                 Consent . . . . . . . . . . . . . . . . . . . . . . . 13
         6.05 Death Prior to First Payment . . . . . . . . . . . . . . 14
         6.06 Commencement of Benefits . . . . . . . . . . . . . . . . 14
         6.07 Continued Employment After Age 70-1/2;
                 Commencement of Payments. . . . . . . . . . . . . . . 15

         6.08 Direct Rollovers . . . . . . . . . . . . . . . . . . . . 15
         6.09 Provision for Single Sum if Installments are
                 Less Than $25.00 or if Present Value is
                 Not Greater Than $3,500 . . . . . . . . . . . . . . . 17
         6.10 Limitations of Benefits. . . . . . . . . . . . . . . . . 18

VII      EMPLOYMENT BY OTHER EMPLOYERS AND BY NONPENSION
         SUBSIDIARIES; LEAVE OF ABSENCE; PERMANENT DISABILITY  . . . . 19

         7.01 Employment by Another Employer Concurrent
                 with Termination. . . . . . . . . . . . . . . . . . . 19
         7.02 Granting of Leaves of Absence. . . . . . . . . . . . . . 19
         7.03 Leaves of Absence Under IBEW Agreement . . . . . . . . . 20
         7.04 Consequences of a Permanent Disability . . . . . . . . . 20

VIII     METHOD OF PROVIDING BENEFITS. . . . . . . . . . . . . . . . . 21

         8.01 Employers' Payments to Trust . . . . . . . . . . . . . . 21
         8.02 Refund of Employer Contributions . . . . . . . . . . . . 21
         8.03 Transfer of Trust Assets to Trustees
                 Under NY Credit Union Plan. . . . . . . . . . . . . . 21

IX       MERGER OF PENSION PLANS . . . . . . . . . . . . . . . . . . . 22

         9.01 Definitions Applicable to Plan Mergers . . . . . . . . . 22
         9.02 Merger Procedure and Calculation of Benefits . . . . . . 22
         9.03 Continuance of Payments to Previously Retired
                 Participants of a Merged Plan . . . . . . . . . . . . 25

                                   (ii)
         9.04 Treatment of Insurance and Annuity Policies
                 under a Merged Plan . . . . . . . . . . . . . . . . . 25
         9.05 Treatment of Voluntary Participant Contri-
                 butions under a Merged Plan . . . . . . . . . . . . . 26
         9.06 No Reduction of Benefits . . . . . . . . . . . . . . . . 26

X        THE PENSION COMMITTEE; ADMINISTRATION . . . . . . . . . . . . 27

         10.01 Committee as "Administrator"; Powers. . . . . . . . . . 27
         10.02 Resignation, Removal or Death of Committee
                 Members . . . . . . . . . . . . . . . . . . . . . . . 27
         10.03 Committee Action and Rules. . . . . . . . . . . . . . . 27
         10.04 Retention of Experts. . . . . . . . . . . . . . . . . . 28
         10.05 Allocation and Delegation of Authority. . . . . . . . . 28
         10.06 Compensation. . . . . . . . . . . . . . . . . . . . . . 28

XI       THE TRUSTEE AND INVESTMENT MANAGERS . . . . . . . . . . . . . 29

         11.01 Appointment of Trustee(s) . . . . . . . . . . . . . . . 29
         11.02 Appointment of Investment Manager(s). . . . . . . . . . 29

XII      THE ACTUARY . . . . . . . . . . . . . . . . . . . . . . . . . 29

         12.01 Appointment and Removal of Actuary. . . . . . . . . . . 29
         12.02 Duties of Actuary . . . . . . . . . . . . . . . . . . . 29

XIII     RESPONSIBILITY OF FIDUCIARIES . . . . . . . . . . . . . . . . 29

         13.01 Discharge of Fiduciary Duties . . . . . . . . . . . . . 29
         13.02 Liability for Other Fiduciaries' Acts . . . . . . . . . 30
         13.03 Indemnification . . . . . . . . . . . . . . . . . . . . 30
         13.04 Service in More Than One Fiduciary Capacity . . . . . . 30
         13.05 Direction of Investment of Trust Funds. . . . . . . . . 30

XIV      TERMINATION; AMENDMENT. . . . . . . . . . . . . . . . . . . . 30

         14.01 Procedure and Conditions for Amendment or
                 Termination . . . . . . . . . . . . . . . . . . . . . 30
         14.02 Disposition of Trust upon Termination . . . . . . . . . 32
         14.03 Form of Termination Distribution. . . . . . . . . . . . 35
         14.04 Return to Employers . . . . . . . . . . . . . . . . . . 35

XV       CLAIMS PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . 35

         15.01 Submission and Review of Claims . . . . . . . . . . . . 35

XVI      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 36

                                   (iii)
         16.01 Maintenance of Records; Use of Forms;
                 Notices and Communications. . . . . . . . . . . . . . 36
         16.02 Consents and Determinations by Employers'
                 Boards and by Pension Committee; Non-
                 Discrimination. . . . . . . . . . . . . . . . . . . . 37
         16.03 Limitation of Participant's Interest;
                 Restriction on Alienation of Benefits;
                 Effect of Qualified Domestic Relations
                 Orders. . . . . . . . . . . . . . . . . . . . . . .   38
         16.04 Payment in the Event of Incapacity. . . . . . . . . . . 38

XVII     TOP HEAVY RULES . . . . . . . . . . . . . . . . . . . . . . . 39

         17.01 Applicability of Article. . . . . . . . . . . . . . . . 39
         17.02 When Plan is Considered Top-Heavy . . . . . . . . . . . 39
         17.03 Applicable Definitions. . . . . . . . . . . . . . . . . 40
         17.04 Requirements Applicable if Plan is Top-Heavy  . . . . . 42

XVIII  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 44

         18.01 Act . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         18.02 Actuarial Equivalent. . . . . . . . . . . . . . . . . . 44
         18.03 Actuary . . . . . . . . . . . . . . . . . . . . . . . . 44
         18.04 Affiliated Company. . . . . . . . . . . . . . . . . . . 44
         18.05 Anniversary Year. . . . . . . . . . . . . . . . . . . . 45
         18.06 Average Compensation. . . . . . . . . . . . . . . . . . 45
         18.07 Beneficiaries . . . . . . . . . . . . . . . . . . . . . 47
         18.08 Break in Service. . . . . . . . . . . . . . . . . . . . 47
         18.09 Broadcasters. . . . . . . . . . . . . . . . . . . . . . 47
         18.10 CBS . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         18.11 Code. . . . . . . . . . . . . . . . . . . . . . . . . . 47
         18.12 Compensation. . . . . . . . . . . . . . . . . . . . . . 47
         18.13 Continuous Employment Period. . . . . . . . . . . . . . 51
         18.14 Covered Compensation. . . . . . . . . . . . . . . . . . 51
         18.15 Direct Rollover Distribution. . . . . . . . . . . . . . 52
         18.16 Early Retirement Benefit. . . . . . . . . . . . . . . . 52
         18.17 Early Retirement Date . . . . . . . . . . . . . . . . . 53
         18.18 Employee. . . . . . . . . . . . . . . . . . . . . . . . 53
         18.19 Employers . . . . . . . . . . . . . . . . . . . . . . . 54
         18.20 Fiduciary . . . . . . . . . . . . . . . . . . . . . . . 54
         18.21 15-Year Certain Annuity . . . . . . . . . . . . . . . . 54
         18.22 Hour of Service . . . . . . . . . . . . . . . . . . . . 54
         18.23 Investment Manager. . . . . . . . . . . . . . . . . . . 56
         18.24 Joint and Full Survivor Annuity . . . . . . . . . . . . 56
         18.25 Joint and Two-Thirds Survivor Annuity . . . . . . . . . 56
         18.26 Leave of Absence. . . . . . . . . . . . . . . . . . . . 56
         18.27 Life Annuity. . . . . . . . . . . . . . . . . . . . . . 56
         18.28 Non-pension Subsidiary. . . . . . . . . . . . . . . . . 56

                                   (iv)
         18.29 Normal Retirement Benefit . . . . . . . . . . . . . . . 56
         18.30 Normal Retirement Date. . . . . . . . . . . . . . . . . 57
         18.31 Optional Benefit. . . . . . . . . . . . . . . . . . . . 57
         18.32 Participant . . . . . . . . . . . . . . . . . . . . .   57
         18.33 Pension Committee . . . . . . . . . . . . . . . . . . . 57
         18.34 Pension Subsidiary. . . . . . . . . . . . . . . . . . . 57
         18.35 Permanently Disabled. . . . . . . . . . . . . . . . . . 57
         18.36 Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 58
         18.37 Plan Year . . . . . . . . . . . . . . . . . . . . . . . 58
         18.38 Retirement. . . . . . . . . . . . . . . . . . . . . . . 58
         18.39 Subsidiary. . . . . . . . . . . . . . . . . . . . . . . 58
         18.40 10-year Certain Annuity . . . . . . . . . . . . . . . . 58
         18.41 Termination Benefit . . . . . . . . . . . . . . . . . . 58
         18.42 Termination Date. . . . . . . . . . . . . . . . . . . . 58
         18.43 Trust . . . . . . . . . . . . . . . . . . . . . . . . . 59
         18.44 Trust Agreement . . . . . . . . . . . . . . . . . . . . 59
         18.45 Trustee . . . . . . . . . . . . . . . . . . . . . . . . 59
         18.46 Union Employee. . . . . . . . . . . . . . . . . . . . . 59
         18.47 Union Pension Compensation. . . . . . . . . . . . . . . 59
         18.48 Vested Benefit. . . . . . . . . . . . . . . . . . . . . 60
         18.49 Year of Service . . . . . . . . . . . . . . . . . . . . 60
         18.50 Years . . . . . . . . . . . . . . . . . . . . . . . . . 62

XIX      RESTRICTED PARTICIPANTS . . . . . . . . . . . . . . . . . . . 62

         19.01 Limitation on Payments to Restricted
                 Participants. . . . . . . . . . . . . . . . . . . . . 62

XX       ADOPTION BY SUBSIDIARIES. . . . . . . . . . . . . . . . . . . 63

         20.01 Procedure for Adoption. . . . . . . . . . . . . . . . . 63
         20.02 Adoption of Trust Agreement . . . . . . . . . . . . . . 63

XXI      INTERPRETATION; CONSTRUCTION. . . . . . . . . . . . . . . . . 64

         21.01 Effect of Pension Committee's Decisions . . . . . . . . 64
         21.02 Law to be Applied; Pronouns . . . . . . . . . . . . . . 64

XXII     SIGNATURE . . . . . . . . . . . . . . . . . . . . . . . . . . 65

APPENDIX A  ACTUARIAL EQUIVALENTS, MORTALITY RATES . . . . . . . . . . 66

APPENDIX B  PROVISIONS APPLICABLE TO FORMER 1942 PLAN
                 PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . 69

APPENDIX C  PROVISIONS APPLICABLE TO WCAU PLAN PARTICIPANTS  . . . . . 71

APPENDIX D  PROVISIONS APPLICABLE TO PARTICIPANTS IN PRIOR
                 PLANS . . . . . . . . . . . . . . . . . . . . . . . . 78

                                    (v)
                             CBS PENSION PLAN
                                     I
                      PURPOSE OF THE PLAN; THE TRUST

         1.01 The purpose of the CBS Pension Plan is to provide income upon retirement to employees who are participants in the Plan, and to provide for certain other benefits in the event of the early retirement, termination of employment or permanent disability of any such employee and for certain survivors' benefits in the event of the death of any such employee prior to his retirement. In order to increase the benefits on a more uniform basis, two pension plans under which CBS and certain pension subsidiaries were Employers (referred to herein as the 1942 Plan and the 1960 Plan) were combined in a single plan in 1969, which is the CBS Pension Plan (the "Plan").

         1.02 In order to aid in the proper execution of the Plan, effective as of October 1, 1969, the 1942 Trust Agreement was amended to incorporate therein the provisions of the 1960 Trust Agreement and the 1960 Trust was merged into the 1942 Trust, resulting in a single trust which is governed by the Trust Agreement and shall be availed of solely to aid in the proper execution of the Plan.

         1.03 The CBS Pension Plan has been amended from time to time to incorporate certain changes required by law and certain other changes. This Plan constitutes an amendment to and restatement of the CBS Pension Plan as in effect on December 31, 1988. This amendment and restatement includes various amendments made to comply with the Tax Reform Act of 1986 and related and subsequent legislation, regulations and other guidance effective at various dates. This amendment and restatement is generally effective as of January 1, 1989, with respect to employees who are employed (or continue in employment) on and after such date unless another effective date is set forth herein or in Board of Directors or committee resolutions or otherwise required by law.

         It is the intention of the Employers that this amended and restated Plan and the Trust shall continue to meet the requirements of the Employee Retirement Income Security Act of
1974 (ERISA) and shall continue to be qualified and exempt under
Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time.

         The rights of any participant whose employment terminated before any amendment or restatement of this Plan shall be determined by the provisions of this Plan, or any other pension plan under which he was covered, if any, as in effect at the time

of his termination of employment, unless specifically otherwise provided herein or required by law.

         1.04 The terms used in the Plan and in the Trust Agreement which are defined in Article XVIII shall have the respective meanings ascribed thereto in said Article. The terms and provisions applicable to 1942 Plan participants are described in Appendix B. The terms and provisions applicable to participants in the WCAU Trust Fund Retirement Plan for Certain Groups of Employees are described in Appendix C. The terms and provisions applicable to certain other groups of employees with respect to whom certain special provisions apply hereunder are described in Appendix D.

                                    II
                               PARTICIPATION

         2.01 Each employee who was a participant in this Plan on December 31, 1988 shall continue as a participant under the Plan after such date.

         2.02 Each employee who was not a participant on December 31, 1988 shall become a participant on

          (a) the date his employment commences on a "full-time basis" which term shall mean employment for which the customary work schedule is full time for the location at which he is employed;

          (b) the date his employment commences on a part-time basis if he completes at least 1,000 hours of service during the 12-month period commencing on the date such employment commences; or

          (c) the first day of the anniversary year in which he completes 1,000 hours of service following the date his employment commences on a part-time basis if he does not complete at least 1,000 hours of service during the 12-month period commencing on the date such employment commences.

         2.03 Any person whose employment (and participation) shall have terminated and who shall again become an employee shall become a participant in the Plan on the date of his reemployment, subject to the provisions of Section 2.02; provided, however, that in no event shall any such person be entitled to the duplication of benefits for any period of employment.

                                    III
                                RETIREMENT

         3.01  Except as otherwise provided in Section 4.02 and
Section 7.01, each participant whose employment by any of the Employers shall terminate on his early retirement date or on or subsequent to his normal retirement date for any reason other than his death shall be deemed to have retired.

         3.02 Except as otherwise provided in Section 3.03or Appendices C or D, each participant who shall retire on his normal retirement date shall be entitled to receive a normal retirement benefit which shall be the amount per annum computed as follows:

          (a) 1.3% of the participant's average compensation up to the participant's covered compensation multiplied by the number of years, up to a maximum of 35, included in his continuous employment period; plus

          (b) 1.7% of the participant's average compensation in excess of the participant's covered compensation multiplied by the number of years, up to a maximum of 35, included in his continuous employment period.

         In addition to the benefit provided under the foregoing provisions of this Section 3.02, each participant shall be entitled to receive a supplemental benefit equal to one dollar ($1) per month for each year, up to a maximum of thirty-five
(35), included in his continuous employment period. The supplemental benefit payable to a participant who retires before his normal retirement date shall be calculated in the same manner as the early retirement benefit or termination benefit, whichever is applicable to such participant. The supplemental benefit shall be paid in the same form as the early retirement benefit, normal retirement benefit, or termination benefit, as applicable, and shall be considered as part of the applicable benefit for all purposes of the Plan. In addition, any participant who retires on or after his early retirement date, and who does not elect to receive his early retirement benefit in the form of a single sum, shall receive a supplemental benefit equal to two dollars ($2) per month for each year, up to a maximum of thirty-five (35), included in his continuous employment period. Such benefit shall commence at the same time as payment of the early retirement benefit and shall be paid as a monthly annuity until the participant attains sixty-five (65) or dies, whichever first occurs.

         Notwithstanding the foregoing, the normal retirement benefit of any participant shall in no event be less than the accrued benefit of such participant on December 31, 1988, as determined under the terms of the Plan in effect on December 31, 1988.

         3.03 Each participant who shall have been a news correspondent and who shall retire (whether on or subsequent to his normal retirement date) shall be entitled to receive a normal retirement benefit which shall be the amount equal to the excess of (a) the amount to which such participant would have been entitled under Section 3.02 if said Section were applicable to him over (b) the amount which shall be the actuarial equivalent as a life annuity of the aggregate of the amounts paid by one or more of his Employers as contributions to a pension, welfare or retirement fund or trust of the American Federation of Television and Radio Artists with respect to his employment prior to January 1, 1964.

         3.04 Each participant who shall retire on his early retirement date shall be entitled to receive an early retirement benefit.

         3.05 Except as otherwise provided in Section 3.03, each participant who shall retire subsequent to his normal retirement date shall be entitled to receive a retirement benefit which is not less than the actuarial equivalent as a life annuity of the amount to which such participant would have been entitled if he had retired on his normal retirement date. The foregoing notwithstanding, except as provided in Section 3.07, the present value of a participant's retirement benefit shall not be increased under this Section 3.05 to an amount which exceeds the value of such retirement benefit determined as though such retirement commenced on May 10, 1989.

         3.06 Subject to the provisions of Article VI, the amount per annum which each participant shall be entitled to receive as provided in this Article III shall be payable in equal monthly installments commencing as promptly as shall be practicable after the date on which such participant shall retire and continuing during the life of such participant.

         3.07 In the event that any person who is in receipt (or who has received) a termination benefit, early retirement benefit, or normal retirement benefit is reemployed prior to the attainment of age 65, and as a result of such reemployment is again eligible to participate in the Plan, the payment of any benefits he is then receiving shall be suspended and any election of an optional benefit shall become void. All of his prior years shall be

restored to him, and upon his subsequent termination of employment the benefits he is entitled to receive shall be based on his compensation and years before the period of his prior termination and thereafter up to his subsequent termination of employment, and shall be adjusted to reflect the actuarial value of any benefits previously paid to him. In no event, however, shall the actuarial value of the benefit payable to such a person upon his subsequent termination of employment be less than the actuarial value of the benefit such person was receiving immediately prior to his reemployment.

         In the event that such a person is reemployed in "qualified reemployment" on or after the attainment of age 65, or in the event that a participant continues in "qualified employment" after age 65, and as a result of such reemployment or continued employment is eligible to participate in the Plan, his benefits shall be suspended until the earlier of his subsequent retirement or the date upon which benefits are required to commence pursuant to Section 6.07, and any election of an optional benefit shall become void. No suspension of benefits shall occur hereunder after a participant has attained age 65 until such participant is given, by personal delivery or first-class mail, a notification containing the specific reasons that benefits are suspended, a copy and general description of the Plan provisions relating to the suspension, a statement that applicable Department of Labor regulations are found in Section 2530.203-3 of Volume 29 of the Code of Federal Regulations, and a description of the procedures for obtaining a review of suspension. Upon the earlier of his subsequent retirement or commencement of benefits pursuant to
Section 6.07, the benefits payable to a participant hereunder shall be recalculated to take into account his compensation and years before the period of his prior termination and thereafter up to his subsequent retirement, and, if the participant previously received payment of his benefits as a single sum in accordance with Section 6.01(e), shall be further adjusted to reflect the value of any benefits previously paid to him. In no event, however, shall the actuarial value of the benefit payable to such a person upon his subsequent retirement be less than the actuarial value of the benefit such person was receiving immediately prior to his reemployment. The term "qualified reemployment" shall mean the completion of 40 or more hours of service per month or the receipt of compensation for any such hours of service performed on each of eight or more days during any month.

         For any month in which a participant continues in employment, other than "qualified reemployment", after age 65, the benefits payable upon the earlier of his subsequent retirement or

commencement of benefits pursuant to Section 6.07, shall be increased actuarially to reflect the delayed commencement of payments, but only to the extent the value of such an increase exceeds the value of any continued benefit accruals under the Plan with respect to any such period of service after age 65. Such benefit amount shall be further adjusted to take into account his compensation and years before the period of his prior termination and thereafter up to his subsequent retirement, and, if the participant previously received payment of his benefits as a single sum in accordance with Section 6.01(e), shall be further adjusted to reflect the value of any benefits previously paid to him.

                                    IV
                       TERMINATION OF PARTICIPATION

         4.01 Nothing contained in the Plan or in the Trust Agreement shall require any Employer to continue any participant in its employ or require any participant to continue in the employ of any Employer. If the employment of any participant by any Employer shall terminate prior to the first date which could have been the participant's early retirement date, for any reason whatsoever, other than the participant's death, then, except as otherwise provided in Sections 4.02, 4.05, 7.01, 7.03 or 18.49, participation shall forthwith terminate.

         4.02 Interruption of the employment of any participant by any of the Employers, and interruption of the successive employment of any participant by two or more of the Employers, by reason of his substantially full-time employment

          (a) by one or more of the Employers in a position of such a nature or requiring the rendering of services on such terms that such participant is not an employee within the meaning of Section 18.18, or

          (b) by a non-pension subsidiary in any position and on any terms shall, for all purposes of the Plan and Trust Agreement, be disregarded in determining the continuity of his employment by such Employer or Employers, but, except (i) to the extent that the period of any such interruption shall be concurrent with the period of a leave of absence which is to be included in the period of employment of such participant, or (ii) as otherwise provided in Section 18.49, or (iii) if said Section 18.49 shall not be applicable, as may be determined by the Board of Directors of CBS in accordance with regulations issued by the Secretary of

the Treasury, the same shall not be included in the period of employment of such participant by any of the Employers for any purpose. If, upon the termination of any period of such interruption, the participant whose employment was so interrupted shall not, concurrently with such termination, become an employee within the meaning of Section 18.18, his participation shall terminate effective upon the termination of the period of such interruption, except as otherwise provided in Section 18.49.

         4.03 In the event that any participant's participation shall terminate prior to the first date which could have been an early retirement date for him for any reason whatsoever, other than his death, then, if on his termination date his continuous employment period shall be five (5) or more years, he shall be entitled to receive a termination benefit the annual amount of which shall be as follows:

          (a) If such participant shall not have been a news correspondent and his continuous employment period shall be five (5) or more years on his termination date, such termination benefit shall be the actuarial equivalent as a life annuity commencing on his normal retirement date of the amount determined in the manner provided in Section 3.02 and computed as if such participant's termination date were his normal retirement date.

          (b) If such participation shall have been a news correspondent, such termination benefit shall be the excess of (1) the amount which would be computed with respect to him in accordance with whichever would be applicable to him of the foregoing paragraph (a) if he had not been a news correspondent over (2) the amount which shall be the actuarial equivalent as a life annuity commencing on his normal retirement date of the aggregate of the amounts paid by one or more of his Employers as contributions to a pension, welfare or retirement fund or trust of the American Federation of Television and Radio Artists with respect to his employment prior to January 1, 1964.

         Subject to Article VI and Section 4.04, the amount per annum which each participant shall be entitled to receive as provided in this Section shall be payable in equal monthly installments commencing as promptly as shall be practicable after such participant's normal retirement date and continuing during the life of such participant.

         4.04 Each participant who shall be entitled to receive a termination benefit may elect to receive, in lieu of his

termination benefit provided in Section 4.03, a benefit which shall be the actuarial equivalent of such termination benefit, payable in equal monthly installments commencing on the first day of any month, coincident with or subsequent to his 55th birthday and prior to his normal retirement date, and continuing during his life, subject to Article VI and Appendix C. Such month shall be designated by such participant in a written notice delivered to the pension committee at least 30 days prior to the date on which the first payment is to be made.

         4.05 Any contrary provision of this Plan concerning the termination of participation, vesting of benefits or continuous employment period notwithstanding, the Board of Directors of CBS may authorize, on a nondiscriminatory basis, a former participant in the Plan who has ceased employment with CBS or an Affiliated Company, and has commenced specified New Employment as a result of a transfer of operations to an entity which is not an Affiliated Company, and who was not vested in a benefit on the specified Transfer of Employment Date, to become entitled to payment from the Plan of the benefit accrued as of such date if such person shall subsequently complete that number of years of service in continuous employment in specified New Employment which, when added to the years of service credited to such person under the Plan up to the specified Transfer of Employment Date, equals 5. The Board of Directors of CBS shall determine a participant's Transfer of Employment Date and New Employment to which this Section shall apply in each case in which authorization under this Section is granted.

                                     V
                                   DEATH

         5.01 Subject to Appendix D, the beneficiaries of each participant who shall die while he is a participant and prior to his retirement, and whose continuous employment period on the date of his death shall be five or more years, shall be entitled to receive as a death benefit:

          (a) if such participant shall die prior to the first date which could have been an early retirement date for him, a benefit which shall be the actuarial equivalent of the normal retirement benefit which such participant would have been entitled to receive if the date of his death had been his normal retirement date, modified as follows:

               (1) unreduced for the period between the date the participant would have attained age 62 if he had lived and the date of his normal retirement;

               (2) reduced at the rate of 4% for each year in the period between the date the participant would have attained age 55 and the date he would have attained age 62; and

               (3) reduced actuarially for each year, or part thereof, in the period between the date of the participant's death and the date he would have attained age 55;

          (b) if such participant shall die on or after the first date which could have been an early retirement date for him and prior to his normal retirement date, a benefit which shall be the actuarial equivalent of the early retirement benefit which such participant would have been entitled to receive if he had retired on the date of his death,

          (c) if such participant shall die on or subsequent to his normal retirement date, a benefit which shall be the actuarial equivalent of the normal retirement benefit which such participant would have been entitled to receive if he had retired on the date of his death.

         5.02 The beneficiaries of each participant who shall die after he shall have ceased to be a participant and prior to becoming entitled to receive any payments under the Plan shall be entitled to receive as a death benefit the actuarial equivalent as of the date of the death of such participant of the death benefit, if any, they would have been entitled to receive in accordance with Section 5.01 if such participant had died on the date he retired or on his termination date, as the case may be.

         5.03  Each of the death benefits referred to in Sections
5.01 and 5.02 shall be paid to the beneficiaries entitled thereto in such equal installments (including in a single sum) and at such times (or time) as the beneficiary shall elect (in accordance with Article VI); provided, however, that if the beneficiary shall elect that any part of such death benefit shall be paid more than 60 days subsequent to the date on which the beneficiaries of such participant shall have complied with all reasonable conditions which the pension committee shall have specified, then the amount or amounts paid as such death benefit shall be the actuarial equivalent of such death benefit; provided further, however, that in the event a benefit is payable pursuant to the provisions of Sections 5.01 or 5.02 on account of the death of a participant who was married at the date of his death, the benefit shall be payable to the spouse of such participant in an annuity for such spouse's life unless such spouse has

consented, in a written, notarized statement, to a different beneficiary or a different form of benefit. The pension committee shall furnish to each participant a general written explanation in nontechnical terms of the availability of the optional death benefits under the Plan including the spousal annuity form of benefit. A participant also has a right to receive a written explanation of the terms and conditions of the spousal annuity and the financial effect upon him, given in terms of dollars per annuity payment; the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; the rights of the participant's spouse; and the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

         5.04 Notwithstanding anything in this Article V to the contrary, the payment of any benefit hereunder shall commence within one year after the date of the participant's death (or such later date as allowed by regulations issued by the Internal Revenue Service), or in the case of payments to a participant's spouse, the date on which the participant would have attained age 70-1/2, if later. Further, such payments shall be distributed within a five year period following the participant's death unless payable over the life of the beneficiary or a period not extending beyond the life expectancy of such beneficiary.

                                    VI
                       ELECTION OF CERTAIN BENEFITS

         6.01 Each participant may, in accordance with the procedures of Section 6.05 and subject to Appendix C, elect to receive, in lieu of his early retirement benefit, normal retirement benefit or termination benefit, as the case may be,

         (a)   a 10-year certain annuity,
         (b)   a 15-year certain annuity,
         (c)   a joint and full survivor annuity,
         (d)   a joint and two-thirds survivor annuity, or
         (e)   a single sum;

provided, however, that any optional benefit referred to in the foregoing clauses (a) through (e) shall satisfy the requirements of Section 401(a)(9) of the Internal Revenue Code; provided, further, however, that no participant shall be entitled to elect any optional benefit which will result in the payment of less than $25 to him or any beneficiary in any installment, except the last, paid as a part of such optional benefit. Any such optional benefit elected in lieu of the early retirement benefit or normal

retirement benefit to which a participant is entitled shall be the actuarial equivalent of such early retirement benefit or normal retirement benefit, as the case may be, provided, however, that in the case of a single sum payable to a participant, such optional benefit shall be the actuarial equivalent of the participant's normal retirement benefit calculated as though such benefit commenced on the participant's normal retirement date (without regard to any actuarial subsidy for an early retirement benefit commencing prior to normal retirement date) or, if later, the date of the participant's termination. Any such optional benefit elected in lieu of the termination benefit to which a participant is entitled shall be the actuarial equivalent of such termination benefit. If, by reason of the restriction set forth in the second proviso of the first sentence of this Section, a participant shall not be entitled to elect any optional benefit described in this Section, he shall nevertheless in that instance be entitled to elect to receive, in lieu of the early retirement benefit, normal retirement benefit or termination benefit, as the case may be, the actuarial equivalent of such benefit in a single sum. Such election shall be made in accordance with the provisions of Section 6.02.

         In any case where a participant elects an optional benefit within 60 days of his retirement or termination, and requests that such optional benefit commence as soon as practicable after the date of such retirement or termination, the benefit amount shall be calculated retroactive to the date of such retirement or termination. In any case where an election of an optional benefit is made later than 60 days following retirement or termination, the benefit amount shall be calculated as of the date the participant's written notice is received by the pension committee or, if later, the date which the participant shall elect.

         6.02 Except as otherwise provided in Section 6.04, any election to receive an optional benefit in lieu of an early retirement benefit, a normal retirement benefit or a termination benefit, as the case may be, shall be set forth in a written notice signed by the participant and delivered to the pension committee on or before such date as the pension committee shall specify.

         6.03 Notwithstanding any provision herein to the contrary, unless a different manner of payment is elected pursuant to the
Plan:

          (a) a participant who is married on the date the payment of his early retirement benefit, normal retirement

         benefit or termination benefit, as the case may be, shall commence or be made, shall receive the actuarial equivalent thereof in the manner of a qualified joint and survivor annuity which shall be a joint and two-thirds survivor annuity, and

          (b) a participant who is not married on the date the payment of his early retirement benefit, normal retirement benefit or termination benefit, as the case may be, shall commence or be made, shall receive the actuarial equivalent thereof in such other manner as may be provided in Article III, IV or V.

         6.04  The request for an optional benefit pursuant to
Section 6.01 shall be made in writing on a form prescribed by the pension committee and shall be subject to the following conditions:

          (a) The pension committee shall furnish to each participant within a reasonable period of time prior to such participant's annuity starting date, a general written explanation in nontechnical terms of the availability of the various optional benefits under the Plan including the joint and two-thirds survivor annuity. If the participant is married, such explanation shall include a written explanation of the terms and conditions of the joint and two-thirds survivor annuity and the financial effect upon him, given in terms of dollars per annuity payment; the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; the rights of the participant's spouse; and the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity; and

          (b) A request to receive an optional benefit in lieu of an early retirement benefit, normal retirement benefit, or termination benefit may be made at any time after receipt of the information described in paragraph (a) hereof and before the date benefits are due to commence. Any such request may be changed during that period.

          (c) Notwithstanding the above, any election by a married participant not to receive benefits in the form described in Section 6.03(a) shall be valid only if made within 90 days of the date benefits are to commence.
         Further, no election or revocation of an election which would cause the spouse of a participant to not receive the benefit

         described in Section 6.03(a) shall be effective without the written, notarized consent of the spouse.

         6.05 If any participant who shall have elected to receive any benefit pursuant to Article VI shall die prior to his normal retirement date and prior to the date on which the first payment would have been made to him under such benefit, no payments shall be made under such benefit to the beneficiary of such participant, but such beneficiary shall be entitled to the benefits provided under Article V.

         6.06 Notwithstanding any provision contained in Articles III, IV, V or VI relating to the manner of payment, payment of a benefit to which any participant first becomes entitled shall commence, unless such participant shall elect otherwise hereunder, not later than the 60th day after the close of the calendar year in which occurs his 65th birthday or his retirement in a calendar year thereafter, whichever shall last occur, provided, however, that any participant shall have the right, to be exercised in accordance with the procedures of Section 6.04, to elect to defer the commencement of payment of the benefits to which the participant has become entitled until a date subsequent to that provided above, subject only to the conditions (a) that the elected deferred commencement date cannot be later than the first day of the month following the month in which the participant attains age 70; and (b) that all distributions under this Plan shall comply with the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations (including Treas. Reg. Section 1.401(a)(9)-2) and other guidance issued thereunder; and (c) that such participant may only elect a payment option which insures that payment of the participant's benefits will be distributed over a period not extending beyond the life expectancy of such participant (or in the case of a married participant the life expectancy of the participant and the participant's spouse). Such election shall be in writing and shall state the amount and form of the benefit to which the participant is entitled and the date on which benefit payments shall commence.

         6.07 Notwithstanding the foregoing, the benefits of any participant shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than the April 1 following the close of the calendar year in which the participant attains age 70-1/2, regardless of whether his employment with an Employer is terminated as of such date; provided, however, that if a participant shall have attained age 70-1/2 before January 1, 1988, the benefits payable to such

participant shall commence to be distributed not later than the April 1 following the calendar year in which he terminates employment.

         If benefits are to be paid in accordance with the provisions of this Section 6.07, the participant may elect, prior to the time such benefits must commence, to receive payment of his or her benefits in one of the optional forms available under Section 6.01, but such election shall be subject to the payment option restriction set forth in subparagraphs (b) and (c) of Section
6.04. If a participant fails to make such an election, benefits shall be paid in the normal form of payment under Article III or
Section 6.03, whichever is applicable. If a participant remains in employment with an Employer, such benefit form shall continue to apply to all benefits accrued by such participant under the Plan after his attainment of age 70-1/2 shall continue in effect on and after his retirement date. All distributions under this Plan shall comply with the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations
(including Treas. Reg. Section 1.401(a)(9)-2) and other guidance issued thereunder.

         As of each January 1 following the Plan Year in which distribution commences, the participant's benefit shall be adjusted to reflect any additional benefits accrued in the immediately preceding Plan Year.

         6.08 At the written request of a distributee (which shall mean a participant, a surviving spouse of a participant, or a spouse or former spouse of a participant that is an alternate payee under a qualified domestic relations order), and upon receipt of the written consent of the pension committee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or part of any distribution otherwise to be made hereunder to the distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in
Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subparagraphs (a) through
(d). For purposes of this Section 6.08, the following terms have the following meanings:

               (1) The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that

          an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; or any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any distribution to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) The term "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (a) A direct rollover distribution shall only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.

          (b) Direct rollover distributions shall be made in cash in the form of a check made out to the trustee of the eligible retirement plan, in accordance with procedures established by the pension committee.

          (c) Amounts attributable to after-tax employee contributions shall be distributed directly to the distributee and may not be distributed in a direct rollover distribution.

          (d) No direct rollover distribution shall be made unless the distributee furnishes the pension committee with such information as the pension committee shall require, including but not limited to: the name of the recipient eligible retirement plan, a representation from a representative of the recipient plan that it is an eligible retirement plan, and any account number or other identifying information.

         6.09 Notwithstanding any provision contained in Articles III, IV or V relating to the manner of payment of an early retirement benefit, a normal retirement benefit, a termination benefit or a death benefit, if such a benefit payable to a participant or his beneficiary would result in the payment of less than $25 in any installment (except the last), then in lieu of payment of such benefit in installments, the actuarial equivalent of such benefit shall be paid in a single sum to such participant or his beneficiary as promptly as shall be practicable after the date of the participant's retirement, termination or death, so long as the present value of the participant's accrued benefit is not greater than $3,500, or the participant and, if the participant is married, his spouse, consent to such payment. For the purposes of determining the present value of a participant's accrued benefit herein, the interest rate used shall not be greater than the rate which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination on the first day of the plan year in which payment of such benefit commences.

         6.10 Notwithstanding any provision of the Plan to the contrary, the total annual benefit payable to any participant under this Plan and all other qualified defined benefit plans maintained by the Employer shall not exceed the limitations on benefits payable under Section 415 of the Code. The limitations and other provisions of Section 415 of the Code with respect to benefits and annual additions, including any permissible grandfather and transition rules under the Code and other tax statutes, hereby are incorporated by reference; provided, however, that the Section 415 limitation in effect in the year of payment, as adjusted in accordance with Section 415(d) of the Code and the regulations and other guidance issued thereunder, shall be applied to determine the benefits payable to such participant. For purposes of applying the limitations under
Section 415, compensation shall be determined under Treas. Reg.
Section 1.415-2(d)(11)(i).

         If a Participant's benefits under this Plan commence prior to age 62, the maximum dollar benefit shall be decreased so that it is the actuarial equivalent of the maximum benefit beginning at age 62, with a reduction for each month by which the benefits begin before age 62. If the benefits payable under this Plan commence after the Participant's social security retirement age, the maximum dollar benefit shall be increased so that it is the actuarial equivalent of the maximum benefit beginning at the Participant's social security retirement age. Actuarial equivalence under this Article shall be calculated using the 1971

TPF&C Forecast Mortality Table, setback three years, and an interest rate equal to five (5) percent (or such other interest rate and mortality assumptions as provided and to the extent required by Section 415 of the Code).

         If the benefits under this Plan are aggregated with benefits under another defined benefit plan for purposes of such Section
415, the pension committee and the plan administrator of such other plan jointly shall determine the method by which benefits shall be reduced or frozen in order to meet the limitations. If an individual is a participant at any time in this Plan and a defined contribution plan (as defined in Section 414(i) of the Code) maintained by the Employer, the sum of the defined benefit fraction and the defined contribution fraction shall not exceed
1.0. The rules for determining the defined benefit fraction and the defined contribution fraction under Section 415 of the Code hereby are incorporated by reference. Benefits under this Plan shall be reduced or frozen prior to a reduction of annual additions in any defined contribution plan in order to meet the limitations of Section 415(e) of the Code.

         For purposes of this Article, the term "Employer" shall include any "Affiliated Company," as defined in Section 18.04 hereof and modified by Section 415(h) of the Code.

                                    VII
              EMPLOYMENT BY OTHER EMPLOYERS AND BY NONPENSION
           SUBSIDIARIES; LEAVE OF ABSENCE; PERMANENT DISABILITY

         7.01 If the employment of any participant by any Employer shall terminate, whether prior to, on or subsequent to his normal retirement date, and, concurrently with such termination of employment, such participant shall become an employee of any other Employer, such termination of employment shall be disregarded for all purposes of the Plan and the Trust Agreement and such participant shall continue to be a participant (as an employee of such other Employer).

         7.02 The board of directors of any of the Employers or the board of directors of any non-pension subsidiary may at any time, prospectively or retroactively, grant to any person a leave of absence from the employ of such Employer or such non-pension subsidiary, as the case may be. Such leave of absence may commence and/or may be granted prior to, concurrently with or subsequent to such person's having become a participant. If such leave shall be granted (or shall have been granted), then,

          (a)  if such board of directors shall so direct (or

         shall have so directed), such person shall, for all purposes of the Plan and the Trust Agreement, be deemed to be (or to have been) in the employ of such Employer or such non-pension subsidiary, as the case may be, during the period of such leave of absence, or

          (b) if such board of directors shall so direct (or shall have so directed), the period of such leave of absence shall, for all purposes of the Plan and Trust Agreement, be disregarded in determining the continuity of employment of such person, but the same shall not be included in the period of employment of such participant by such Employer or such non-pension subsidiary, as the case may be, for any other purpose, except that if such board of directors shall so direct, the same may be included in such period of employment for the purpose of determining eligibility for a termination benefit under Section 4.03 (and a death benefit under Section
         5.01 or Section 5.02) but not for the purpose of determining the amount of such benefit.

         Any board of directors empowered to grant a leave of absence pursuant to this Section and to determine the compensation of any person for the purposes of the Plan and the Trust Agreement for the period of such leave of absence pursuant to paragraph (d) of
Section 18.12 may delegate such powers, as well as the right to direct whether clause (a) or clause (b) of this Section shall be applicable to the person in question, to one or more officers of CBS or of the other Employer or the person in question, to one or more officers of CBS or of the other Employer or the non-pension subsidiary in whose employ such person shall be, subject to such conditions as such board of directors may prescribe; provided that such board of directors shall not delegate the right to direct that clause (a) of this Section shall apply to any leave of absence of 31 days or more and provided that each exercise of such delegated power shall be in writing, signed by the person exercising it and delivered to the pension committee.

         7.03 Pursuant to clause (a) of Section 7.02, any employee whose employment is subject to CBS's June 6, 1982 collective bargaining agreement with the International Brotherhood of Electrical Workers shall be deemed to be employed by CBS during the period of a leave of absence granted pursuant to Section
5.07(f) and Section 5.07(g) of that agreement.

         7.04 If any employee shall become permanently disabled prior to his normal retirement date, then, notwithstanding the provisions of Section 4.01, such employee shall be considered to be an employee and a participant during the period commencing on

the date as of which the determination of such permanent disability is made by that third-party designated by CBS to make determinations concerning eligibility under CBS's long-term disability plan, and ending on whichever shall occur first of (a) such participant's normal retirement date, or, if later, the date such participant ceases to be eligible for benefits under CBS's long-term disability plan, (b) the date of such participant's death, (c) the date as of which such participant is no longer permanently disabled (as determined by such third-party) and (d) the date of receipt by the pension committee of a notice from such participant that he does not desire to have the provisions of this Section apply to him. During the period in which a participant shall be a participant by reason of the provisions of this Section, he shall furnish the third-party with such documentation as it shall reasonably request and he shall submit to such periodic medical examinations as the third-party shall reasonably request, and in the event of and upon his failure to do so, the provisions of this Section shall no longer apply to such participant.

                                   VIII
                       METHOD OF PROVIDING BENEFITS

         8.01 Each of the Employers shall pay to the Trustee such amounts at such times as the actuary shall determine as proper to provide the benefits under the Plan, in accordance with the funding method then in effect, of the participants who shall then be employees of such Employer.

         8.02 All contributions by the Employers to the Trust are conditioned upon their being allowed as a deduction for federal income tax purposes. Except as otherwise provided in Paragraph 14.04, once a contributin is made to this Plan by an Employer on behalf of the participants, it is not refundable to the Employer unless the contribution:

          (a)  was made as a result of a mistake of fact, or

          (b) was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including an advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

          The permissible refund under (a) must be made within one year from the date the contribution was made to the Plan and under (b) must be made within one year from the date of disallowance of the tax deduction.

         8.03 Anything herein to the contrary notwithstanding, the pension committee shall direct the Trustee to transfer, as of December 29, 1989, to the trustee of the trust established under a pension plan maintained by the CBS (NY) Employees' Federal
Credit Union (the "Credit Union") for the benefit of participants employed by the Credit Union of December 29, 1989 (the "Credit Union Participants"), an amount from the Trust sufficient by actuarial determination made on the basis of the assumptions used by the Pension Benefit Guaranty Corporation for Plan terminations occurring in December 1989, to fund the accrued benefits (whether or not vested), determined as of December 13, 1989 of each such participant. After December 13, 1989, Credit Union Participants shall accrue no further benefits under this Plan. The sum of the present values of all such accrued benefits shall be the amount so transferred, and such transfer in respect of all such participants shall be in lieu of all other benefits payable to such participants under the Plan.

                                    IX
                          MERGER OF PENSION PLANS

         9.01 As used in this Article, the term "secondary plan" means a retirement benefit plan which (a) constitutes a qualified plan under Section 401(a) of the Code and, if any such plan is a trusteed plan, the trust under such plan which is exempt from taxation under Section 501(a) of the Code, and (b) is maintained for the benefit of eligible employees by (i) a subsidiary of CBS (any such secondary plan being hereinafter further identified as a "subsidiary secondary plan") or (ii) CBS in respect of employees in a particular group, unit, division, class or category (any such secondary plan being hereinafter further identified as a "CBS unit secondary plan"). The provisions of this Article, when specifically applied by action of the Board of Directors of CBS, shall govern the merger of a secondary plan into the Plan.

         9.02 This procedure for merging a secondary plan into the Plan under the provisions of this Article shall be as follows:

          (a) an effective date of merger (hereinafter the "plan merger date") shall be established (i) by the boards of directors of CBS and the applicable CBS subsidiary if the merger involves a subsidiary secondary plan or (ii) by the Board of Directors of CBS if the merger involves a CBS unit secondary plan;

          (b)  the Board of Directors of CBS shall determine the

         classification of the secondary plan as "career pay", "career average" or "final pay", as the case may be in each instance;

          (c) effective as of the plan merger date, the secondary plan shall be amended, by the board of directors of the applicable CBS subsidiary if the merger involves a subsidiary secondary plan or by the Board of Directors of CBS if the merger involves a CBS unit secondary plan, to be and become identical with the Plan as in effect on that date;

          (d) if the merger involves a subsidiary secondary plan, the board of directors of the applicable CBS subsidiary shall (i) adopt the Plan effective as of the plan merger date, (ii) agree to be bound by the terms of the Plan and to make contributions to the Trust thereunder as may be required and (iii) if the secondary plan is a trusteed plan, authorize and direct the trustee of the trust thereunder to transfer all assets of such trust to the Trustee of the Trust under the Plan to be held thereafter in accordance with the terms of the Trust Agreement and unsegregated from the other assets of the Trust;

          (e)  the benefits accrued in respect of each
         participant in the secondary plan as of the plan merger date shall be as follows:

               (1) in the case of a secondary plan classified as a "career pay" plan: the accrued normal retirement benefit, as a life annuity, at such date determined under the provisions of such plan (as in effect immediately prior to amendment as required by the merger);

               (2) in the case of a secondary plan classified as a "career average" plan: the product obtained by multiplying (i) the normal retirement benefit, as a life annuity, at the later of such date and his normal retirement date (as defined in Section 18.30 of the Plan), determined under the provisions of such plan (as in effect immediately prior to amendment as required by the merger), assuming constant earnings and appropriately adjusted for minimum and maximum salary and/or periods of recognizable service in accordance with the terms of the secondary plan, by
          (ii) a fraction, the numerator of which shall be the number of years (including monthly fractions thereof) of his service under the secondary plan and the denominator of which shall be the greater of (a) the

          combined total of his years of service (including monthly fractions thereof) under the secondary plan and the Plan to normal retirement date and (b) the number of years (including monthly fractions thereof) of his service under the secondary plan;

               (3) in the case of a secondary plan classified as a "final pay" plan: the product obtained by multiplying (i) the normal retirement benefit, as a life annuity, at his normal retirement date, determined under the provisions of the secondary plan (as in effect immediately prior to amendment as required by merger), based on his service to his normal retirement date under the Plan, but computed on his "average compensation" (as that term is defined in Section 18.06 of the Plan) at such retirement and appropriately adjusted for minimum and maximum salary and/or periods of recognizable service in accordance with the terms of the secondary plan, by (ii) a fraction determined as set forth in division (ii) of paragraph (2) of this subsection;

          (f) benefits shall be payable upon the retirement or termination under the Plan of a participant who was a participant in a secondary plan in an amount equal to the sum of the accrued benefits vested in him under (i) the secondary plan at his retirement or termination date, computed under the applicable paragraph of subsection (e) above, inclusive of any portion of the benefit attributable to required employee contributions under the secondary plan, and (ii) the Plan for the period of his participation from the plan merger date; benefits accrued under a secondary plan are deemed to vest at the earlier of the date on which they would have vested under the secondary plan (as in effect immediately prior to amendment as required by the merger) and the date on which they would have vested under the Plan if its provisions for vesting had been applicable;

          (g) notwithstanding the provisions of subsection (f), the benefits payable upon retirement or termination under the Plan of a participant who was a participant in a secondary plan shall not exceed the greater of (i) the amount of benefits payable under the Plan if his entire period of service had been under the Plan for pension credit purposes and (ii) the accrued benefits vested in him under the secondary plan at the plan merger date, nor shall it be less than the amount of the participant's required contributions under the secondary plan, plus interest thereon, compounded

         annually, at the rate of interest then in use for such purposes under the secondary plan to the date of the participant's retirement, termination or death under the Plan;

          (h)  in determining eligibility for an early
         retirement benefit under Section 3.04, a termination benefit under Section 4.03 or a death benefit under Section 5.01 or 5.02, but not in determining the amount of any such benefit, a participant who became such on a plan merger date shall be deemed to have been an employee during the period immediately prior to the plan merger date of his continuous employment on a full-time and active basis by CBS and/or any corporation, partnership or other form of business organization, and its predecessors, before CBS or a subsidiary acquired control or ownership thereof or acquired ownership of all or a portion of the assets thereof or succeeded to all or a portion of the business thereof.

         9.03 All retired or terminated employees (or their beneficiaries) who at the plan merger date were entitled to, or were receiving, benefits under a secondary plan shall continue, or remain entitled, to receive such benefits, determined under the terms of such plan as in effect on the date of their retirement or termination, as the case may be. Payment of such benefits shall be made from the Trust under the Plan.

         9.04 In the event of merger of a secondary plan under which benefits are funded by life insurance or annuity policies, the Board of Directors of CBS and, as may be applicable, the board of directors of a subsidiary shall determine the disposition of any such policies; provided, however, that no disposition shall result in forfeiture of the interest vested in any individual at the plan merger date in the cash surrender value of a policy issued in his name, and further provided that if the Board of Directors of CBS directs that any such policies shall be distributed to participants, the distribution shall be made only on the condition that neither the policies nor the right to receive benefits thereunder shall be subject to alienation or assignment by the recipient.

         9.05 In the event of a merger of a secondary plan to which participants voluntarily made contributions, the amount of a participant's voluntary contributions as of the plan merger date, plus interest thereon, compounded annually, at the rate then in use for such purposes under the secondary plan from the plan merger date to his retirement or termination date, shall be paid as an addition to his retirement, termination or death benefit,

as the case may be, unless the Board of Directors of CBS and, as may be applicable, the board of directors of a subsidiary determine that a refund shall be made of such voluntary contributions, in which case interest, compounded annually, at the rate then in use for such purposes under the secondary plan, shall be paid on such amount from the plan merger date to the date of refund.

         9.06 Notwithstanding anything hereinbefore to the contrary, in the case of any merger or consolidation of the Plan and/or the Trust hereunder with, or transfer of the assets or liabilities of the Plan and/or Trust to, any other plan, the terms of such merger, consolidation or transfer shall be such that each participant would receive (in the event of termination of this Plan or its successors immediately thereafter) a benefit which is no less than he would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer. Subject to the approval of the Plans Administration Committee, the Trustee shall accept a transfer of assets and liabilities accrued by a participant under any other plan which transfer shall be in accordance with the requirements of Section 414(l) of the Code. In no event shall the accrued benefit of any such participant under this Plan immediately after such transfer be less than the accrued benefit of such participant under the transferor plan immediately prior to such transfer. In addition, any distribution, withdrawal, or other rights available to each affected participant under the terms of the transferor plan as of the date of such transfer which are protected under Section
411(d)(6) of the Code shall continue to be available with respect to such transferred accrued benefits. In the case of any such transactions, the order of priorities set forth in Section 14.02 shall be revised as necessary to satisfy the requirements of
Section 414(l) of the Code and the regulations and other guidance issued thereunder.

                                     X
                   THE PENSION COMMITTEE; ADMINISTRATION

         10.01 The pension committee shall be the "administrator" of the Plan within the meaning of Section 3(16) of the Act, and shall have the power to administer and construe the Plan in its sole discretion, determine questions of law and fact arising under the Plan, including the right to determine eligibility for participation or benefits, direct disbursements by the Trustee and exercise the other rights and powers specified herein. All determinations and decisions of the pension committee shall be final and binding on all affected individuals. The pension committee shall consist of such number of members designated by

the Board of Directors of CBS as such Board of Directors shall from time to time determine.

         10.02 Any member of the pension committee may at any time resign by giving written notice of such resignation to the pension committee and to CBS. The Board of Directors of CBS may at any time remove one or more of the members of the pension committee by giving written notice of such removal to the pension committee and to each member so removed. In the event of the resignation, removal or death of any member of the pension committee, the successor of such member shall be designated by the Board of Directors of CBS.

         10.03 A quorum for the transaction of business by the pension committee shall consist of a majority of the members then acting. All action taken by the pension committee at any meeting shall be by the vote of a majority of those present. No member of the pension committee shall participate in any decision which constitutes an exercise of discretion by the pension committee relating specifically to such member. Any action may be taken by the pension committee without a meeting upon the written approval of a majority of the members then acting. The pension committee may at any time adopt rules, not inconsistent with the provisions of the Plan and the Trust Agreement, for the administration of the Plan and the transaction of its business, and may at any time revoke or amend any such rules theretofore adopted.

         10.04 The pension committee and CBS may each retain auditors, accountants and legal counsel and the pension committee and CBS may each retain such other persons as it deems appropriate in connection with administering the Plan. Any member of the pension committee may himself act in any such capacity, and any such auditors, accountants and legal counsel may be persons acting in a similar capacity for any of the Employers and may be employees of any of the Employers. To the extent permitted by law the opinion of any such auditor, accountant or legal counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the pension committee in good faith and in accordance with such opinion.

         10.05 The pension committee members may allocate responsibility among themselves, and the pension committee may designate other persons to carry out its fiduciary responsibilities under the Plan. All of the members of the pension committee at any time acting hereunder may, by a written instrument, designate each or any of such members, severally, or any two or more of them, jointly, and/or any one or more other

persons, severally or jointly, to execute on behalf of the pension committee all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Plan and the Trust Agreement, and any member of the pension committee at any time hereunder may similarly revoke any such designation.

         10.06 Each member of the pension committee who shall not be an employee shall be entitled to receive, as compensation for his services hereunder and under the Trust Agreement, such fees as may from time to time be agreed upon between CBS and such member. Said compensation and the fees and expenses of the actuary and the reasonable expenses incurred by the pension committee in the administration of the Plan and the Trust, including, but not limited to, the fees and compensation of the persons referred to in Sections 10.04 and 10.05, and premium payments to the Pension Benefit Guaranty Corporation shall be paid by the Trustee from the Trust to the extent the same are not paid by the Employer.

                                    XI
                    THE TRUSTEE AND INVESTMENT MANAGERS

         11.01 The Board of Directors of CBS shall appoint one or more Trustees, each of which shall have sole responsibility for all or any part of the Trust, as designated by such Board of Directors.

         11.02 The Retirement Plans Committee of the Board of Directors of CBS (or its duly authorized designees) may at any time or from time to time appoint one or more investment managers, each of which shall in its sole discretion direct the Trustee in the investment or reinvestment of all or part of the Trust, as designated by such Committee of the Board of Directors (or its duly authorized designees).

                                    XII
                                THE ACTUARY

         12.01 There shall at all times be acting as actuary hereunder such person, co-partnership or corporation as the Board of Directors of CBS shall designate for such purpose. The Board of Directors of CBS may at any time remove the actuary then acting hereunder, and in such event shall forthwith designate a successor.

         12.02 The actuary shall annually determine the amount of the payment to be made by each of the Employers pursuant to the provisions of Section 8.01, and shall notify such Employer and

the pension committee of such determination. The actuary shall determine the actuarial equivalents referred to in the Plan.
The actuary shall perform such other duties as the Employers and the pension committee shall respectively request.

                                   XIII
                       RESPONSIBILITY OF FIDUCIARIES

         13.01 Each fiduciary under the Plan shall discharge his duties with respect to the Plan solely in the interests of the participants, former participants, their respective beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         13.02 No fiduciary under the Plan shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by the Plan or pursuant to a procedure established in the Plan except as otherwise provided in Section
405 of the Act.

         13.03 CBS and each Employer hereby indemnifies each member of the pension committee, each officer, and each employee of CBS and any Employer against any liabilities or expenses, including attorneys' fees, reasonably incurred by him in connection with any actual or threatened legal action to which he might become a party by reason of being a fiduciary with respect to the Plan, except to the extent that he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duties as a fiduciary.

         13.04 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         13.05 The Trustee and/or any investment manager appointed hereunder shall have the authority to direct the investment of the trust funds under any Trust Agreement over which it has discretion pursuant to Article XI.

                                    XIV
                          TERMINATION; AMENDMENT

         14.01 Any of the Employers may, at any time, by resolution of its board of directors, terminate the Plan with respect to the then employees of such Employer, and all of the Employers may, at any time and from time to time, by resolutions of their

respective boards of directors (or their duly authorized designees), amend the Plan for any reason whatever, provided, however, that

          (a) No such termination or amendment shall result in the ultimate payment to any participant who shall then be alive (and/or his beneficiaries), or to the beneficiaries of any participant who shall not then be alive, of benefits having a value less than the actuarial equivalent of the vested benefit of such participant on the date of such termination or amendment, nor shall, to the extent prohibited under Section 411(d)(6) of the Code any amendment result in depriving a participant of the right to elect an optional form of benefit which, but for the provisions of such amendment, such participant (or his or her beneficiaries) would have been entitled to elect with respect to his or her vested benefit; except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code.

          (b) No such amendment shall increase the duties, responsibilities or obligations of any member of the pension committee or of the Trustee unless he or it shall consent thereto.

          (c) Notwithstanding the foregoing, if the Plan is amended to affect the nonforfeitable percentage of a participant's retirement benefit, each participant with at least three years of service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or the change made and shall end on the latest of 60 days after: (1) the amendment is adopted; (2) the amendment becomes effective; or (3) the participant is issued written notice of the amendment.

          (d)  Notwithstanding any such termination or
         amendment, no part of the contributions theretofore made by any of the Employers and no other part of the corpus of the Trust and no part of the income from either such contributions or such other corpus shall at any time be used for, or diverted to, purposes other than for the exclusive benefit of the participants and/or their respective beneficiaries, except that, if, incident to and/or as a

result of any such termination of the Plan, the Trust shall be terminated in whole, and if, at such termination of the Trust, there shall be any corpus thereof and/or income therefrom remaining after the satisfaction of all liabilities, both fixed and contingent, with respect to the participants and their respective beneficiaries, then, to the extent that such remaining corpus and/or income shall be due to erroneous actuarial computations during the previous life of the Trust, the same may be paid to the Employers.

         14.02 If the Trust shall be terminated at any time pursuant to the provisions of Section 11.01 of the Trust Agreement with respect to the then employees of any or all of the Employers, or if any or all of the Employers shall permanently discontinue contributions to the Trust, that part of the corpus thereof and the income therefrom then held by the Trustee and resulting from the aggregate contributions made by such Employer or Employers for the participants at any time in its or their employ shall be disposed of in the following order of preference:

          (a) Said part of said corpus and income shall first be applied to pay each participant who has made contributions under the Plan (or his joint annuitant or beneficiary) an amount equal to the benefit attributable to the participant's voluntary or mandatory contributions and any interest credited thereon as of the date of termination of the Plan, less any contributory benefits theretofore received by the participant (or his joint annuitant or beneficiary).

          (b) The balance of said corpus and income then remaining shall first be applied to the satisfaction of all liabilities, both fixed and contingent, with respect to the participants who shall be or shall have been employees of said Employer or Employers and who shall have vested benefits and their respective beneficiaries, that became payable three or more years before the date of termination of the Trust, or that could have become payable on or before the beginning of such three-year period had the participant elected an early retirement benefit, or that could have become payable three or more years before the date of termination of the Trust had a participant's normal retirement date occurred prior to the beginning of such three-year period; provided that

               (a)  the portion of any benefit payable to a
          participant or his beneficiary (or that could have been payable) shall be based on the provisions of this Plan in effect five years prior to the date of termination of the Trust and, for this purpose, the

          first calendar year in which an amendment became effective, or was adopted, if later, shall constitute the first year an amendment was in effect, and

               (2) if any benefit payable under this Plan had been reduced, either by amendment or by reason of the manner in which such benefit is being paid, during the three-year period ending on the date of termination of the Trust, then the lowest benefit in pay status during such three-year period shall be considered the benefit in pay status for purposes of this category
          (b).

          (c) The balance of said corpus and income then remaining to the extent that the amount of a benefit has not been provided in the foregoing paragraphs (a) and (b) shall be allocated to provide any benefit provided under this Plan for a participant whose employment terminated prior to the date of termination of the Trust, or any immediate or deferred benefit that would have been payable to or on behalf of a participant had his employment terminated for a reason other than death on the date of termination of the Trust; provided that the amount of any benefit to be provided under this category (c) shall be determined as follows:

               (1)  the portion of the benefit payable to a
          participant or his beneficiary (or that could have been payable) based on the provisions of this Plan in effect five years prior to the date of termination of the Trust and, for this purpose, the first calendar year in which an amendment became effective, or was adopted if later, shall constitute the first year an amendment was in effect, plus

               (2)  the portion of any benefit payable to a
          participant or his beneficiary which would have been included in (i) above had this Plan or a Plan amendment been in effect five years prior to the date of termination of the Trust, determined as follows:
          20% for each calendar year (less than five) that this Plan or an amendment thereto was in effect, multiplied by the amount that would have been included under subparagraph (1) for such participant or beneficiary had this Plan or the amendment been in effect for five calendar years as of the date of termination of the Trust; provided that no benefit payable under this paragraph (c) shall exceed an amount with an actuarial equivalent of a monthly benefit in the form of a life

          only annuity commencing at age 65 equal to $750 multiplied by a fraction, the numerator of which shall be the contribution and benefit base determined under
          Section 230 of the Social Security Act in effect at the date of termination of the Trust and the denominator of which shall be such contribution and benefit base in effect in calendar year 1974.

          (d) The balance of said part of said corpus and income then remaining to the extent that the amount of any benefit has not been provided in the foregoing paragraphs
         (a), (b) and (c) shall be allocated to provide any benefit payable under this Plan to or on behalf of a participant whose employment shall have terminated prior to the date of termination of the Trust, or that would have been payable to or on behalf of a participant had his employment terminated for a reason other than death on the date of termination, in the following order of preference:

               (1) to any participant who had retired on his normal retirement date prior to the date of termination of the Trust or who was eligible to retire on the date of such termination;

               (2) to any participant who had retired on his early retirement date prior to the effective date of termination of the Trust, or who was eligible to retire on the date of such termination;

               (3) to any participant whose benefits had vested prior to the date of such termination but whose employment shall not have terminated.

          (e) The balance of said part of said corpus and income then remaining to the extent that the amount of any benefit under this Plan shall not have been provided in the foregoing paragraphs (a), (b), (c) and (d) shall be allocated to provide any benefit accrued under this Plan, without regard to the satisfaction of its vesting requirements for the benefit of those participants whose participation shall not have terminated and whose normal retirement dates shall be subsequent to the date of termination of the Trust, pro rata to the actuarial equivalents of the termination benefits which they would have received had they been entitled to receive their respective termination benefits on the date of termination of the Trust.

         If the assets of the Trust applicable to any of the above

paragraphs are insufficient to provide full benefits for all persons in the respective groups, the benefits otherwise payable to such persons shall be reduced proportionately. The actuary shall calculate the allocation of the assets of the Trust in accordance with the above paragraphs, and certify his calculations to the pension committee. No liquidation of assets and payments of benefits (or provision therefor) shall be made by the Trustee until such time as it is advised by the Employers in writing that any requirements of the Act governing termination of pension plans have been, or shall be, complied with, or that appropriate authorizations, waivers, exemptions or variances have been, or shall be, obtained.

         14.03 Subject to the foregoing provisions of this Article XIV, any distribution after termination of this Plan may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the pension committee in its discretion shall determine.

         14.04 In no event shall the Employers receive any amounts from the Trust upon termination of this Plan, except that, and notwithstanding any other provision of this Plan, the Employers shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of this Plan and arising out of any variations between actual requirements and expected actuarial equivalents.

                                    XV
                             CLAIMS PROCEDURE

         15.01 All claims for benefits under the Plan by a participant or his beneficiaries shall be made in writing to a person designated by the pension committee for such purpose. If the designated person receiving a claim for benefits believes that the claim should be denied, he shall notify the claimant in writing of the denial of the claim within 90 days after his receipt thereof unless he shall prior to the end of such 90-day period notify the claimant of any special circumstances requiring an extension of time, not to exceed an additional 90-day period, to respond to such claim and the date by which it is expected a decision will be rendered. Such notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based, (b) describe any additional material or information that must be received before the claim request may be reconsidered and explain the reason why such material or information, if any, is needed, and (c) inform the claimant of

his right pursuant to this Article XV to request review of the decision by the pension committee. A claimant who believes that he has submitted all available and relevant information may appeal the denial of a claim to the pension committee by submitting a written request for review to the pension committee within 60 days after the date on which such denial is received. Such period may be extended by the pension committee for good cause shown. The person making the request for review may examine pertinent Plan documents and the request for review may discuss any issue relevant to the claim. The pension committee shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the pension committee for up to an additional 60 days in special circumstances. The pension committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of Plan documents on which the decision is based.

                                    XVI
                               MISCELLANEOUS

         16.01 Each of the Employers and the pension committee shall respectively keep such records, and each of the Employers and the pension committee shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the ages and compensation of employees, elections by participants and their beneficiaries, payments of benefits to participants and their beneficiaries and consents granted and determinations made under the Plan and under the Trust Agreement. Neither any of the Employers nor the pension committee shall be required to duplicate any records kept by the other. In order to receive any payment of benefits within such periods as are specified in the Plan, each participant shall cooperate with the pension committee to provide such information as it may reasonably require in order to enable the pension committee to administer the Plan in the manner provided herein and in the Trust Agreement. To the extent that the Employers and the pension committee shall prescribe forms for use by the participants and their beneficiaries in communicating with the Employers and the pension committee, and shall establish periods during which communications may be received by the Employers and the pension committee from participants and their beneficiaries, the Employers, their boards of directors and the pension committee shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form, and any

notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period; the Employers and the pension committee shall respectively also be protected in acting upon any notice or other communication from any participant or from the beneficiaries of any participant reasonably believed to be genuine and accurate.

         16.02 All consents of the board of directors of each of the Employers and all consents of the pension committee herein provided for may be granted or withheld, to the extent permitted by law, in the sole and absolute discretion of said board of directors or of the pension committee, as the case may be, and, if granted, may be granted to the extent permitted by law, on such terms and conditions as said board of directors or the pension committee, as the case may be, in its sole and absolute discretion shall determine. All determinations hereunder made by the board of directors of any of the Employers and all such determinations made by the pension committee shall likewise be made to the extent permitted by law, in the sole and absolute discretion of said board of directors or the pension committee, as the case may be. Neither the board of directors of any of the Employers nor the pension committee, in granting or withholding such consents, or in making such determinations, or in taking any other actions in connection with the administration of the Plan and the Trust, shall discriminate in favor of employees who are officers, stockholders, persons whose principal duties consist in supervising the work of other persons employed by any of the Employers or highly compensated employees.

         16.03 The sole interest of each participant and his beneficiaries under the Plan shall be to receive the benefit payments provided in the Plan as and when the same shall become due and payable in accordance with the terms hereof, and neither any participant nor any of his beneficiaries shall have any right, title or interest in, to or under any portion of the assets of the Trust. The right of any participant, both before and after retirement or termination of participation, and of any beneficiary of any participant, to receive any payment becoming due under the provisions of the Plan shall not be subject to alienation or assignment, and, if any participant or beneficiary shall attempt to assign, transfer or dispose of any such right, or if any such right shall be subjected to attachment, execution, garnishment, sequestration or other seizure under legal, equitable or other process, it shall ipso facto pass and be transferred to such one or more individuals as may be appointed by the pension committee from among the spouse, descendants, parents, brothers and sisters of such participant or beneficiary, and in such shares and proportions as the pension committee may

appoint; provided, however, that notwithstanding any appointment so made, the pension committee may at any time reappoint a participant or a beneficiary who, under the Plan, would, except for the foregoing provisions of this Section 16.03, be entitled to receive such payment, to receive any payments thereafter becoming due either in whole or in part, and any appointment made by the pension committee pursuant to the foregoing provisions may be revoked by the pension committee at any time and a further appointment may be made by it.

         Nothing contained in the foregoing paragraph shall prohibit the payment of benefits to an "alternate payee" pursuant to a "qualified domestic relations order", as said quoted terms are defined in, and in accordance with, Section 206(d) of the Act.
The pension committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

         16.04 If the pension committee shall determine that a participant, terminated participant or any other person entitled to a benefit under this Plan (the "recipient") is unable to care for his affairs because of illness, accident, or mental or physical incapacity, or because the recipient is a minor, the pension committee may direct that any benefit payment due the recipient be paid to his duly appointed legal representative, or, if no such representative is appointed, to the recipient's spouse, child, parent, or other blood relative, or to a person with whom the recipient resides or who has incurred expense on behalf of the recipient. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to the recipient.

                                   XVII
                              TOP HEAVY RULES

         17.01 The Plan shall meet the requirements of this Article XVII in the event that the Plan is or becomes a top-heavy plan.

         17.02 (a) Subject to the aggregation rules set forth in paragraph (b), the Plan shall be considered a top-heavy plan pursuant to Section 416(b) of the Code in any plan year if, as of the determination date, the present value of the cumulative accrued benefits of all key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits of all of the employees as of such date, excluding former key employees and excluding any employee who has not received compensation from the Employer during the five (5) consecutive plan year period ending on the determination date, but taking into account in computing

the ratio any distributions made during the five (5) consecutive plan year period ending on the determination date. For purposes of the above ratio, the present value of a key employee's accrued benefit shall be counted only once each plan year, notwithstanding the fact that an individual may be considered a key employee for more than one reason in any plan year. The accrued benefit of an employee other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. Present value for the purposes of this paragraph shall be calculated using the mortality table set forth in Appendix A with respect to post-retirement mortality and an interest rate of six percent (6%).

          (b)  Aggregation and Coordination with Other Plans.
         For purposes of determining whether a plan is a top-heavy plan and for purposes of meeting the requirements of this
         Article XVII, the plan shall be aggregated and coordinated with other qualified plans in a required aggregation group and may be aggregated or coordinated with other qualified plans in a permissive aggregation group. If such required aggregation group is top-heavy, this Plan shall be considered a top-heavy plan. If such permissive aggregation group is not top-heavy, this Plan shall not be a top-heavy plan.

         17.03 For the purpose of determining whether the Plan is top-heavy, the following definitions shall be applicable.

          (a) Determination and Valuation Dates. The term "determination date" shall mean, in the case of any plan year, the last day of the preceding plan year. The amount of an individual's accrued benefit and the present value thereof shall be determined as of the valuation date. The term "valuation date" means the valuation date for minimum funding purposes under the Plan on or next preceding the determination date.

          (b) Key Employee. An individual shall be considered a key employee if he is an employee or former employee who at any time during the current plan year or any of the four (4) preceding plan years:

               (1) was an officer of an Employer who has annual compensation from the Employer in the applicable plan year in excess of 150% of the dollar limitation under

          Section 415(c)(1)(A) of the Internal Revenue Code; provided, however, that the number of individuals treated as key employees by reason of being officers hereunder shall not exceed the lesser of fifty (50) or ten percent (10%) of all employees, and provided further, that if the number of employees treated as officers is limited to fifty (50) hereunder, the individuals treated as key employees shall be those who, while officers, received the greatest annual compensation in the applicable plan year and any of the four (4) preceding plan years, or

               (2) was one of the ten (10) employees owning or considered as owning the largest interests in the Employer who has annual compensation from the Employer in the applicable plan year exceeding the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or

               (3) was a more than five percent (5%) owner of the Employer; or

               (4) was a more than one percent (1%) owner of the Employer whose annual compensation from the Employer in the applicable plan year exceeded
          $150,000.

          For purposes of determining who is a key employee, ownership shall mean ownership of the outstanding stock of CBS or of the total combined voting power of all stock of CBS, taking into account the constructive ownership rules of
         Section 318 of the Code, as modified by Section 416(i)(1) of the Code.

          For purposes of paragraph (1), but not for purposes of
         (2), (3) and (4), except for purposes of determining compensation under (4), the term "Employer" shall include an entity aggregated with an Employer pursuant to Section
         414(b), (c) or (m) of the Internal Revenue Code.

          For purposes of paragraph (2), an employee (or former employee) who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other employees (or former employees) own a greater interest than such employee (or former employee); provided that if an employee has the same ownership interest as another employee, the employee having greater annual compensation from the Employer is considered to have the larger ownership interests.
          (c) Non-Key Employee. The term "non-key employee" shall mean any employee who is a participant and who is not a key employee.

          (d)  Beneficiary.  Whenever the term "key employee",
         "former key employee", or "non-key employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a key employee by reason of the foregoing sentence as well as a key employee in his own right, both the present value of his inherited accrued benefit and the present value of his own accrued benefit will be considered his accrued benefit for purposes of determining whether the Plan is a top-heavy plan.

          (e) Compensation and Compensation Limitation. For purposes of this Article XVII, except as otherwise specifically provided, the term "compensation" means the amount stated on an employee's Form W-2 for the calendar year that ends with or within the plan year.

          (f) Required Aggregation Group. The term "required aggregation group" shall mean all other qualified defined bene fit and defined contribution plans, including terminated plans, maintained by the Employer in which a key employee participates, and each other plan of the Employer which enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (g)  Permissive Aggregation Group.  The term
         "permissive aggregation group" shall mean other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Section 401(a)(4) and 410 of the Code when considered with a required aggregation group.

         17.04 In the event the Plan is determined to be top-heavy for any plan year, the following requirements shall be applicable.

          (a) The minimum annual retirement benefit accrued under the Plan by each non-key employee shall equal the product of such employee's average compensation for the testing period and the lesser of 2% per year of minimum benefit service or 20%. The minimum annual retirement benefit shall be determined without regard to an employee's primary Social Security benefit. All accruals derived from Employer contributions, whether or not attributable to years in which the Plan is top-heavy, may be used in determining

         whether an employee's minimum annual retirement benefit has been satisfied. The minimum annual retirement benefit may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

          (b) For purposes of determining minimum benefits for a top-heavy plan, the following definitions shall apply:

               (1) Year of Minimum Benefit Service. The term "year of minimum benefit service" means a year of service within the meaning of Section 18.49 except that years of minimum benefit service shall not include years of service completed in a plan year beginning before January 1, 1984 or any year of service thereafter in the event the Plan was not a top-heavy plan in the plan year ending during such year of service.

               (2) Annual Retirement Benefit. The term "annual retirement benefit" means a benefit payable annually in the form of a life annuity (with no ancillary benefits) beginning at age sixty-five (65). A benefit received in a form other than a single life annuity or commencing at a date other than at age sixty-five (65) shall be the actuarial equivalent of such benefit; provided, however, that no adjustment shall be made for pre-retirement ancillary benefits.

               (3) Testing Period. The term "testing period" means the number of consecutive years of minimum benefit service, not exceeding five (5), during which a non-key employee's compensation is the highest.

          (c)  Top Heavy Vesting Schedule.

               (1)  A non-key employee whose employment is
          terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full years of service shall not be entitled to any benefits under the Plan.

               (2) Two or More Years of Service. A non-key employee whose employment is terminated prior to age sixty-five (65) but after completion of two (2) or more years of service shall be entitled to receive the actuarial equivalent of the vested percentage of his annual retirement benefit, determined in accordance

          with the following schedule:

                                                  Vested
                Years of Service                Percentage

                        2                           20%
                        3                           40%
                        4                           60%
                        5 or more                  100%

          The vesting schedule under this paragraph (c) shall apply to a non-key employee's benefit under the Plan accrued before or while the Plan is a top-heavy plan.

               (3) Vesting Percentage. In the event that the Plan previously was a top-heavy plan but subsequently is not a top-heavy plan, the vesting schedule under paragraph (c) shall be changed to the following vesting schedule: zero vesting for 0 to 4 years of service and 100% vesting for 5 or more years of service; provided, however, that any non-key employee who has completed at least 3 or more years of service and who had at least one hour of service while the Plan was a top-heavy plan, shall be entitled to elect, within a reasonable period, which of the above two vesting schedules is applicable to his benefit.

          (d) For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

                                   XVIII
                                DEFINITIONS

         18.01 Act.  The Act shall mean the Employee Retirement
Income Security Act of 1974, as it may be amended from time to time.

         18.02 Actuarial equivalent. The actuarial equivalent of a benefit, determined pursuant to Appendix A and subject to Appendix B, at any time, shall be a benefit determined by the actuary as being equivalent to said first mentioned benefit at such time, based upon an assumption of interest, compounded annually, and an assumption of mortality in effect at such time.

         18.03 Actuary. Actuary shall mean the person, co-partnership or corporation provided for in Section 12.01.

         18.04 Affiliated Company. Affiliated Company shall mean any corporation or other entity that is required to be aggregated with CBS pursuant to Sections 414(b), (c), (m), or (o) of the Code, but only to the extent so required.

         18.05 Anniversary Year. The anniversary year of any employee shall be each 12-month period commencing on the first day of the calendar month in which his employment commences.

         18.06 Average Compensation. The average compensation of any participant shall be twelve times the average of his compensation during those 60 consecutive months included in the last 120 of the months included in his continuous employment period which shall yield the highest such average. If a participant has less than 60 consecutive months of compensation, his average compensation shall be twelve times the average of his consecutive months of compensation.

           In calculating the participant's average compensation, as used for calculation of benefits under this Plan other than benefits accrued prior to the first Plan Year beginning after December 31, 1988, the amount of compensation taken into account in any 12 consecutive month period shall not exceed $200,000 or such other limit in effect under Section 401(a)(17) for the Plan Year in which such 12 consecutive month period begins, adjusted in accordance with Section 401(a)(17) of the Code and the regulations issued thereunder. In determining the amount of any participant's average compensation, the limitations of Section 401(a)(17) of the Code shall be applied to all applicable 12-consecutive month periods (including periods beginning in Plan
Years which begin before January 1, 1989); provided, however, that in no case shall a participant's normal retirement benefit be less than his normal retirement benefit determined as of December 31, 1988, as determined below. Effective for 12-consecutive month periods which commence in Plan Years beginning on and after January 1, 1994, the foregoing limitations shall be applied by applying a dollar limitation on the amount of compensation taken into account of $150,000, adjusted in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder; provided, however, that in no case shall a participant's normal retirement benefit be less than his normal retirement benefit determined as of December 31, 1993, as determined below.

         Notwithstanding the foregoing, for Plan Years beginning on

and after January 1, 1989 and ending prior to January 1, 1994, each Section 401(a)(17) employee's normal retirement benefit under this Plan will be the greater of:

               (1) the employee's normal retirement benefit as of December 31, 1988, frozen in accordance with Treasury Regulation section 1.401(a)(4)-13, or

               (2) the employee's normal retirement benefit determined with respect to the benefit formula applicable for the Plan Years beginning on or after January 1, 1989, as applied to the employee's continuous employment period taken into account under the Plan for purposes of determining such employee's normal retirement benefit.

         For Plan Years beginning on and after January 1, 1994, each
Section 401(a)(17) employee's normal retirement benefit under this Plan will be the greater of the normal retirement benefit determined for the employee under (1) or (2) below, where:

               (1) is the employee's normal retirement benefit determined with respect to the benefit formula applicable for the Plan Years beginning on or after January 1, 1994, as applied to the employee's continuous employment period taken into account under the Plan for purposes of determining such employee's normal retirement benefit, and

               (2)  is the sum of:

                   (i) the employee's normal retirement benefit
               as of December 31, 1993, frozen in accordance with Treasury Regulation section 1.401(a)(4)-13, and

                  (ii) the employee's normal retirement benefit
               determined under the benefit formula applicable for the Plan Years beginning on or after January 1, 1994, as applied to the employee's continuous employment period for Plan Years beginning on or after January 1, 1994.

         For purposes of the above limitations only, in determining average compensation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term
"family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19

before the close of the Plan Year. A "Section 401(a)(17) employee" means an employee whose normal retirement benefit as of a date on or after January 1, 1989, is based on average compensation for a period prior to January 1, 1989 that exceeded $200,000 and/or an employee whose normal retirement benefit as of a date on or after January 1, 1994, is based on average compensation for a period prior to January 1, 1994 that exceeded $150,000.

         18.07 Beneficiaries. The beneficiaries of any participant shall be the spouse of such participant or, if such spouse shall have consented thereto in a writing acknowledging the effect of such consent and witnessed by a notary public, or if such participant is not married, the person or persons designated by such participant to receive the death benefits, if any, of such participant provided for in Section 5.01, 5.02, 6.03(a) or 6.04 and, if and to the extent that such a designation shall not be in force, such participant's executors or administrators.

         18.08 Break in Service. A break in service for any employee shall mean, with respect to any anniversary year, the completion of less than 501 hours of service.

         18.09 Broadcasters. Broadcasters shall mean CBS and all other Employers engaged in the business of radio and/or television broadcasting.

         18.10 CBS.  CBS shall mean CBS Inc., a New York corporation.

         18.11 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         18.12 Compensation. The compensation, of any employee with respect to any period of time shall be the regular compensation paid or payable to him with respect to such period of time, exclusive of overtime compensation, commissions and bonus and additional compensation payments (including in such additional compensation payments, in the case of any employee of any broadcaster, additional payments made by reason of such employee's performing services in connection with any program or programs); provided, however, that:

          (a) Except as otherwise provided in paragraph (c) of this Section, the compensation with respect to any period of time of any employee, other than a news correspondent, who performs services in connection with any program or programs, who shall be an employee of any broadcaster and the terms of whose employment shall be such that (i) he may, with the

         consent of such broadcaster, render services to others in connection with sponsored programs broadcast over the facilities of such broadcaster, (ii) he receives stated compensation from such broadcaster during the periods when he renders services exclusively to such broadcaster and exclusively in connection with sustaining programs and (iii) such compensation is reduced during the periods when he renders services, whether or not exclusively to such broadcaster, wholly or in part in connection with sponsored programs, shall be the stated compensation (determined under the provisions of this Section) referred to in the foregoing clause (ii) receivable by such employee with respect to such period of time.

          (b) Except as otherwise provided in paragraph (c) of this Section, the compensation with respect to any period of time of any news correspondent who shall be an employee of any broadcaster and the terms of whose employment shall be such that (i) he may render services in connection with sponsored and/or sustaining programs broadcast over the facilities of such broadcaster, and (ii) he receives stated minimum compensation from such broadcaster which may or may not be subject to reduction by reason of other compensation received by him in connection with such sponsored and/or sustaining programs, shall be the stated minimum compensation (determined under the provisions of this Section) referred to in the foregoing clause (ii) receivable by such employee with respect to such period of time.

          (c) (i) Subject to the provisions of division (ii) of this paragraph, if the terms of employment of any employee of any broadcaster, including a news correspondent, who performs services in connection with any program or programs shall provide that, for pension plan purposes, the compensation of such employee shall be an amount less than the compensation determined in accordance with the other provisions of this Section, the compensation of such employee for such period of time shall be the applicable amount so provided.

              (ii) The compensation of any union employee all or part of whose regular compensation shall constitute union pension compensation with respect to any period of time shall be his compensation during such period of time determined in accordance with the provisions of this Section but reduced by that part of such employee's regular compensation for such period which shall constitute union pension compensation; provided,

          however, that the compensation of employees employed at KNX (AM), Los Angeles, whose employment is subject to collective bargaining agreements between CBS and both the Writers Guild of America, West, Inc. and the American Federation of Television and Radio Artists shall not be reduced by reason of payments made by CBS with respect to such employees to the American Federation of Television and Radio Artists Pension and Welfare Funds; further provided, however, that effective for benefits accruing after March 10, 1992, the compensation of any employee who performs "hyphenate service" and who is subject to a written collective bargaining agreement(s) that specifically provides for CBS contributions to more than one pension, welfare, or retirement fund or trust shall not be reduced by that part of such employee's regular compensation which shall constitute union pension compensation for the period during which "hyphenate service" is performed. "Hyphenate service" shall mean service performed by an employee for whom a portion of his employment is subject to a collective bargaining agreement(s) under which his Employer is required to make contributions to a pension, welfare, or retirement fund or trust (other than the Trust), and who is designated by the pension committee as performing "hyphenate service".

          (d) The compensation of any employee then on leave of absence from the employ of his then Employer shall, for the period of such leave of absence, be such amount, not less than the compensation (determined under the provisions of this Section) received by him for the period of such leave of absence and not greater than his compensation would have been if his compensation had been continued during the period of such leave of absence at the rate receivable by him immediately preceding the commencement of such leave of absence, as the board of directors of such Employer shall have determined or shall determine prior to the commencement of, during or within a reasonable time after the end of such leave of absence.

          (e) If the rate of compensation of any participant shall be reduced, his compensation after such reduction shall be such amount, not less than his compensation (determined under the provisions of this Section) during the period subsequent to such reduction and not greater than his compensation (so determined) would have been if there had

         been no such reduction, as the board of directors of his then Employer shall determine.

          (f) If at any time the terms of employment of any employee are such that he is entitled to receive commissions in connection with the sale of time, programs, announcements, products or services, and if, at such time, the compensation of such employee (determined under the provisions of this Section) shall be at a rate of less than $20,000 (or such other amount as has been, or shall be, approved by the Board of Directors of CBS) per annum, the compensation of such employee for the part (which may be all) of the calendar year during which he shall be entitled to receive such commissions shall be whichever shall be the lesser of (i) compensation for such part at the rate of such approved amount per annum or (ii) the total of (A) his compensation for such part determined under the provisions of this Section and (B) the amount of such commissions receivable by him for such part.

          (g)  If at any time an employee shall become
         permanently disabled, his compensation during the period in which he shall be permanently disabled shall be deemed to be the same as his compensation (determined under the provisions of this Section) immediately prior to the time when he became permanently disabled.

          (h) For the purpose of determining, in accordance with paragraph (d) of Section 18.49, the amount of benefits under the Plan accrued by any employee for any of the last 120 months of employment prior to termination of employment for which he has been credited with less than a full year of service for any twelve consecutive month period ending within such 120-month period, the compensation of such employee with respect to each such partial year shall be annualized to project proportionately the monthly earnings that would have been paid had a full year of service been credited to the participant.

         18.13 Continuous Employment Period. The continuous employment period of any participant shall be the total years of service of the participant, exclusive, however, of the following portions of said period:

          (a) If such participant shall have been an employee of any corporation prior to the date on which such corporation be came a subsidiary, that portion of said continuous period during which such corporation shall not have been a subsidiary, except such portion, if any,

         determined by the Board of Directors of CBS to be a part of such period in accordance with regulations issued by the Secretary of the Treasury.

          (b) Notwithstanding the foregoing, in granting a leave of absence the board of directors of an Employer may determine that a participant's continuous employment period shall include all or any part of a portion of time which otherwise would be excluded under an exclusion set forth in the preceding paragraphs of this Section.

          (c) In no event shall the continuous employment period as of January 1, 1989 of any employee be less than such period determined in accordance with the Plan, as amended to December 31, 1988.

         18.14 Covered Compensation. Covered compensation of a participant shall mean, for any plan year, the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age, as defined in Section 415(b)(8) of the Code. In determining covered compensation for any plan year, the taxable wage base for the current plan year and any subsequent plan year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the plan year for which a determination is being made. Covered compensation for any plan year after the 35-year period described in the first sentence of this Section 18.14 is the participant's covered compensation for the plan year during which the participant attained Social Security retirement age. A participant's covered compensation for any plan year before the 35-year period described in the first sentence of this Section 18.14 is the taxable wage base in effect as of the beginning of the plan year. Covered compensation shall be automatically adjusted for each plan year.

         Any benefit which is in pay status under the Plan shall not be decreased by reason of any post-termination Social Security benefit increase which is effective after the date of first receipt of such benefit under the Plan by a participant or beneficiary. In the case of a benefit to which a participant has a nonforfeitable interest under the Plan, if such participant terminates employment and does not subsequently return to employment and resume participation in the Plan, such benefit shall not be decreased by reason of any post-termination Social Security benefit increase effective after such termination of employment. If such participant returns to employment and

resumes participation in the Plan, such benefit will not be decreased by reason of any post-termination Social Security benefit increase effective during the period of the termination of employment to the extent such benefit increase would decrease the benefits to which the participant would have been entitled if he had not returned to employment after his termination. For purposes of this Section, the term "post-termination Social Security benefit increase" means any increase in a benefit level or wage base under Title II of the Social Security Act (whether such increase is a result of an amendment of such Title II or is a result of the application of the provisions of such Title II) occurring after the earlier of such participant's termination of employment or commencement of benefits under the Plan.

         18.15 Direct Rollover Distribution. Direct rollover distribution means a distribution made in accordance with Section
6.08.

         18.16 Early Retirement Benefit. The early retirement benefit of any participant shall be the normal retirement benefit which such participant would have been entitled to receive if his early retirement date had been his normal retirement date, unreduced if his early retirement date shall occur after attainment of age 62, and reduced, if his early retirement date shall occur prior to the attainment of age 62, at the rate of 4% for each year of part thereof in the period between his early retirement date and the date of his 62nd birthday.

         18.17 Early Retirement Date. Except as otherwise provided in Section 4.02, Section 7.01 and Appendix C, if the employment of any participant by any of the Employers shall terminate prior to his normal retirement date and on or after whichever shall be the latest of (a) his 55th birthday and (b) the date on which he shall have completed a 10-year continuous employment period, his early retirement date shall be the date of such termination of employment.

         18.18 Employee. Employee shall mean any person employed by any of the Employers on a full-time and active basis and any person who in regularly scheduled part-time employment completes at least one year of service excluding any "leased employees" as defined by Section 414(n) of the Code, as amended, and excluding persons the terms and conditions of whose employment are subject to the provisions of a collective bargaining agreement, except to the extent that (i) the terms and conditions of such collective bargaining agreement provide for eligibility for participation in the Plan or (ii) the Board of Directors of CBS determines that persons included in such group, unit, division, class or category

shall be eligible for participation under the Plan. In determining eligibility to participate in the Plan and eligibility for an early retirement benefit under Section 3.04, a termination benefit under Section 4.03 or a death benefit under
Section 5.01 or 5.02, but not in determining the amount of such benefit, any person shall be deemed to have been an employee during the entire period of his continuous employment by one or more Employers, other subsidiaries, any other affiliated company and any predecessor corporation of CBS or any entity merged, consolidated or liquidated into CBS or its predecessor if and to the extent (i) the Board of Directors of CBS so directs consistent with regulations issued by the Secretary of the Treasury or (ii) provided in the Plan.

         Employee shall also mean any person who is employed or who in regularly scheduled part-time employment completes at least one year of service and (i) who is thus employed by any foreign subsidiary of CBS to which U.S. Social Security coverage has been extended by an agreement entered into by CBS under Section
3121(1) of the Code, (ii) as to whom no contributions under any other funded plan of deferred compensation are being provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary and (iii) who is a citizen of the United States. For purposes of the Plan only, CBS shall be deemed to be the Employer of such employees.

         18.19 Employers. Employers shall mean CBS and all pension subsidiaries.

         18.20 Fiduciary. A fiduciary shall mean any person to the extent that he (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

         18.21 15-Year Certain Annuity. A 15-year certain annuity shall mean an annuity under which equal monthly installments are payable during the life of a participant and, in the event of the death of such participant prior to the payment of 180 such installments, there is payable either (a) the balance of such installments on such dates as the participant would have received them if he had lived or (b) the commuted value thereof.

         18.22 Hour of Service. An hour of service for a person employed in regularly scheduled part-time employment shall mean each hour for which he shall be directly or indirectly paid or entitled to payment

          (a) for services he performs for CBS; or except as otherwise specified in the Plan, solely for purposes of determining eligibility to participate in the Plan and the extent to which his benefits shall have vested, and subject to the provisions of this Section 18.22,

          (b)  for services he performs for any Affiliated
         Company, or any predecessor corporation of CBS, or corporation merged, consolidated, or liquidated into CBS or its predecessor, or a corporation substantially all of the assets of which were acquired by CBS to the extent the Board of Directors of CBS so directs consistent with regulations issued by the Secretary of the Treasury.

         For a person employed on a full-time basis, 190 hours of service shall be credited for each calendar month in which he has actually performed at least one hour of service.

         In addition to the foregoing, the following provisions shall apply, where appropriate, to the computation of hours of service.
Any employee may be credited with hours of service for each calendar month in which he has a leave of absence of at least one calendar day. Any employee shall be credited with hours of service for any period for which back pay, irrespective of mitigation of damages, may be awarded or agreed to by CBS or an affiliated company, in which event such hours of service shall be credited to each anniversary year to which each such award pertains. Except as otherwise provided in Section 7.03, an employee shall be credited with hours of service for any period for which he is directly or indirectly paid or entitled to payments by CBS or any affiliated company for reasons (such as vacations, sickness or disability) other than for his performance of services, and such hours of service and the computation period or periods to which such hours shall be credited shall be determined in accordance with Section 2530.200b-2 of the regulations prescribed by the Secretary of Labor.
Notwithstanding any other provision of the Plan, in no event shall any person be credited with hours of service for any period prior to January 1, 1976 during which he was employed on other than a full-time basis. In addition to the above, a person shall be credited with up to 501 hours of service, but only for purposes of determining whether a break in service has occurred, for any absence from work during which no duties are performed

due to the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, caring for such a child for a period immediately following birth or placement, or, to the extent legally required, any other event for which a leave of absence is required to be granted under the Family and Medical Leave Act of 1993 or the Uniformed Services Employment and Reemployment Rights Act and related regulations. For these purposes, eight hours shall be credited for each day of such an absence. Such hours shall be credited in the year of absence if necessary to avoid a break in service in such year, or if not necessary, in the following year.

         18.23 Investment Manager. Investment Manager shall mean a fiduciary appointment by the Board of Directors of CBS who (a) has the authority to direct the investment and reinvestment of all or any part of the trust funds under any Trust Agreement; (b) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in the Investment Advisers Act of 1940 or is an insurance company qualified to perform services described in clause (a) above under the laws of more than one state; and (c) has acknowledged in writing that it is a fiduciary with respect to the Plan.

         18.24 Joint and Full Survivor Annuity. A joint and full survivor annuity shall mean an annuity under which equal monthly installments are payable during the lives of a participant and another designated by him and equal monthly installments in the same amount are payable during the life of the survivor of them.

         18.25 Joint and Two-Thirds Survivor Annuity. A joint and two-thirds survivor annuity shall mean an annuity under which equal monthly installments are payable during the lives of a participant and another designated by him and equal monthly installments in two-thirds of the original amount are payable during the life of the survivor of them.

         18.26 Leave of Absence. Leave of Absence shall mean a leave of absence from the employ of any Employer or any non-pension subsidiary granted as provided in Section 7.02 pursuant to rules determined by the pension committee under uniform policies that do not discriminate in favor of employees who are officers, stockholders, persons whose principal duties consist of supervising the work of other persons employed by any of the Employers or highly compensated employees.

         18.27 Life Annuity. A life annuity shall mean an annuity under which equal monthly installments are payable during the

life of a participant.

         18.28 Non-pension subsidiary. Non-pension subsidiary shall mean a subsidiary which shall not have adopted the Plan.

         18.29 Normal retirement benefit. The normal retirement benefit of a participant who shall not be a news correspondent shall be the amount determined with respect to such participant in accordance with Section 3.02 as of his normal retirment age and the normal retirement benefit of a participant who shall be a news correspondent shall be the excess of such amount over the amount determined with respect to such participant in accordance with clause (b) of Section 3.03.

         18.30 Normal retirement date. The normal retirement date of a participant shall, if his birthday shall occur on the first day of a calendar month, be the day of his 65th birthday, or, if his birthday shall not occur on the first day of a calendar month, be the first day of the calendar month next succeeding the calendar month in which his 65th birthday shall occur. In all events, however, a participant shall have a nonforfeitable interest in the normal retirement benefit upon attainment of age 65.

         18.31 Optional Benefit. The optional benefit of a participant shall be the benefit elected by such participant pursuant to Section 6.01 in lieu of his normal retirement benefit or in lieu of his termination benefit or the benefit elected by such participant pursuant to Section 4.04 in lieu of his termination benefit.

         18.32 Participant. Participant shall mean both an employee who shall continue as a participant under the Plan as provided in
Section 2.01 and an employee who shall become a participant under the Plan as provided in Section 2.02.

         18.33 Pension Committee. Pension committee shall mean the committee provided for in Section 10.01.

         18.34 Pension Subsidiary. Pension subsidiary shall mean a subsidiary which shall have adopted the Plan.

         18.35 Permanently Disabled. A participant shall be deemed to be permanently disabled when in the opinion of that third-party designated by CBS to make determinations concerning eligibility under CBS's long-term disability plan based upon a medical certificate from a physician or physicians satisfactory to such third-party: such participant during the first thirty
(30) months of any period of continuous disability requiring the

regular care of a licensed physician, by reason of injury, illness or disease, is unable to perform the duties of his occupation or profession of substantially similar economic status, except approved rehabilitative employment; and thereafter during the continuance of such period of disability that the participant is unable to engage in any gainful occupation or profession for which he is reasonably fitted by education, experience, capability or training, except approved rehabilitative employment.

         18.36 Plan.  Plan shall mean the Plan as herein set forth.

         18.37 Plan Year.  Plan year shall mean a calendar year.

         18.38 Retirement. Retirement shall mean retirement from the employ of any of the Employers as provided in Section 3.01.

         18.39 Subsidiary. Subsidiary shall mean any corporation which, at the time with respect to which such term is used, is controlled by CBS by reason of the beneficial ownership (directly or, through one or more intermediaries, indirectly) by CBS of a sufficient number of shares of stock of such corporation, of any class or classes, to enable CBS, pursuant to the provisions of such corporation's certificate of incorporation, to elect at least a majority of the total authorized number of such corporation's directors.

         18.40 10-Year Certain Annuity. 10-year certain annuity shall mean an annuity under which equal monthly installments are payable during the life of a participant and, in the event of the death of such participant prior to the payment of 120 such installments, there is payable either (a) the balance of such installments on such dates as the participant would have received them if he had lived or (b) the commuted value thereof.

         18.41 Termination Benefit. The termination benefit of a participant who shall not be a news correspondent shall be the amount determined with respect to such participant in accordance with Section 3.02 and the termination benefit of a participant who shall be a news correspondent shall be the excess of such amount over the amount determined with respect to such participant in accordance with clause (b) of Section 3.03.

         18.42 Termination Date. The termination date of a participant shall be the date on which his participation shall terminate in accordance with Section 4.01 or Section 4.02.

         18.43 Trust.  Trust shall mean the trust created by and

under the Trust Agreement and which is a result of the merger of the 1960 Trust into the 1942 Trust, and, except as used in
Section 1.02, where it shall have only such meaning, shall also mean that trust or any additional trust or trusts as may be created pursuant to a trust agreement to aid in the proper execution of the Plan and, as used in Section 14.02, shall mean all such trusts as may at that time exist.

         18.44 Trust Agreement. Trust Agreement shall mean the trust agreement with Morgan Guaranty Trust Company of New York, as trustee, dated as of October 1, 1969, which is a result of the amendment of the 1942 Trust Agreement and the incorporation therein of the provisions of the 1960 Trust Agreement, and, except as used in Section 1.02, where it shall have only such meaning, shall also mean that trust agreement or any additional trust agreement or trust agreements as may be entered into for the purpose of creating a trust to aid in the proper execution of the Plan and, as used in Section 14.02, shall mean all such trust agreements as may at that time exist.

         18.45 Trustee. Trustee shall mean Morgan Guaranty Trust Company of New York as trustee under the Trust Agreement, and its successors as such trustee, and shall also mean that trustee or any additional trustee or trustees, and its and their successors, as may be serving under a trust agreement entered into for the purpose of creating a trust to aid in the proper execution of the Plan and, as used in Section 14.02, shall mean all such trustees as at that time serve under a trust agreement.

         18.46 Union Employee. Union employee shall mean an employee any part of whose employment is subject to a collective bargaining agreement in connection with which his Employer is required to make contributions to a pension, welfare or retirement fund or trust for such employee (other than the Trust).

         18.47 Union Pension Compensation. The union pension compensation of an employee shall be all amounts paid to him by his Employer in connection with his employment under terms and conditions which are subject to a collective bargaining agreement pursuant to which his Employer makes contributions to a pension, welfare or retirement fund or trust for such employee (other than the Trust).

         18.48 Vested Benefit. The vested benefit of any participant on any date shall be the amount determined as follows:

          (a)  If such participant shall be alive on such date

         and if his normal retirement date shall be concurrent with or prior to such date, the actuarial equivalent on such date of that portion of his normal retirement benefit which shall not therefore have been paid shall be determined.

          (b) If such participant shall be alive on such date and if his termination date shall have been prior to such date, and if he shall have been entitled to receive a normal termination benefit, the actuarial equivalent on such date of that portion of his normal termination benefit which shall not therefore have been paid shall be determined.

          (c) If such participant shall be alive on such date and if his participation shall not have terminated prior to such date and if such date shall be prior to his normal retirement date, and if, in the event that his termination date had been such date, he would have been entitled to receive a normal termination benefit, the actuarial equivalent of what would have been his normal termination benefit if his termination date had been on such date shall be determined.

          (d) If such participant shall have died prior to such date and shall have elected an optional benefit under which any amount was payable subsequent to his death, that portion, if any, of such amount which shall not theretofore have been paid to such participant (or if he shall have died prior to receiving any payment, to his beneficiaries) shall be determined.

          (e) If the aggregate of the amounts determined under the foregoing paragraphs (a), (b), (c) and (d) with respect to all of the participants shall not exceed the value on such date of the corpus (including any accumulated income) of the Trust, the amount so determined with respect to each participant shall be the vested benefit of such participant.

         18.49 Year of Service. A year of service for any employee shall mean each anniversary year in which he shall complete at least 1,000 hours of service, subject, however, to the following:

          (a) Solely for the purpose of determining the extent to which the benefits of an employee whose employment shall have commenced on other than a full-time basis shall have vested, if such an employee shall not have completed a year of service in the anniversary year in which he became a participant or in the following anniversary year, he shall

         nevertheless be credited with one year of service for the anniversary year in which he became a participant.

          (b) Any period in which service shall have been performed by an employee prior to a break in service shall not be included in determining such employee's years of service unless

               (i)  such services shall have been performed
          prior to January 1, 1989, in which event the period in which such services shall have been performed shall be included in determining such employee's years of service in accordance with the break in service rules under the Plan in effect prior to such date or

              (ii) such services shall have been performed after December 31, 1988 by an employee whose benefits shall have vested on or before such break in service, or, if such benefits shall not have vested the number of consecutive anniversary years during which such break in service shall have continued shall be less than five.

          (c) For employees who complete one or more hours of service on or after January 1, 1988, the period in which services shall have been performed by an employee after his normal retirement date shall be included in determining his years of service.

          (d) Solely for the purpose of determining the amount of benefits under the Plan for a person who is employed on a full-time basis, such employee shall be credited with employment on a full-time basis only if he completes at least 2,280 hours of service in an anniversary year. Such an employee who does not complete such number of hours of service shall be credited with a partial year of service expressed as a fraction, the numerator of which shall be at least the number of calendar months credited during such anniversary plan year and the denominator of which shall be 12.

          (e) Solely for the purpose of determining the amount of benefits under the Plan for a person who is a regularly scheduled part-time employee, such employee shall receive credit for a year of service only if he completes at least 1,800 hours of service in an anniversary year. Such an employee who does not complete at least 1,800 hours of service in an anniversary year shall be credited with a

         partial year of service expressed as a fraction, the numerator of which shall be at least the number of hours of service completed during such anniversary year and the denominator of which shall be 1,800; provided, however, that an employee shall not be credited with a year of service or part thereof if he completes less than 1,000 hours of service in an anniversary year unless such employee shall have commenced participation or recommenced participation or terminated participation on a date other than the first day of any anniversary year, in which event he shall be credited with a partial year of service if his hours of service in such anniversary year are equal to or exceed the product obtained by multiplying 1,000 by a fraction, the numerator of which shall be the number of months he was employed in such anniversary year and the denominator of which shall be 12. Such partial year of service shall be expressed as a fraction, the numerator of which shall be his hours of service in such anniversary year and the denominator of which shall be 1,800.

         18.50 Years. The years included in any period herein referred to shall be the number of full calendar months included in such period divided by 12.

                                    XIX
                          RESTRICTED PARTICIPANTS

         19.01 Subject to the limitations expressed in Sections 19.01(a) through (c), if this Plan is terminated, the benefit of any highly compensated employee (as defined under Code Section 414(q) and the regulations and other guidance issued thereunder) and any highly compensated former employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4). In addition, the annual benefit payments to each of the 25 highest paid employees of all of the Employers shall be restricted to an amount equal to the payments that would be made on behalf of such employee under a single life annuity that is the actuarial equivalent of the employee's accrued benefit and the employee's other benefits under the Plan. The foregoing restrictions shall not apply, however, if:

          (a) after payment to an affected employee of all benefits, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as defined in Code Section 412(l)(7)), or

          (b) the value of the benefits for the affected employee is less than one percent of the value of current

         liabilities before distribution, or

          (c) the value of benefits payable to the affected employee does not exceed the amount described in Code Section 411(a)(11)(A).

         For purposes of the foregoing subparagraphs (a) and (b), the term "benefits" includes any periodic income, withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

                                    XX
                         ADOPTION BY SUBSIDIARIES

         20.01 Any non-pension subsidiary may, by resolution of its board of directors, at any time, with the consent of the Board of Directors of CBS, adopt the Plan for the exclusive benefit of its employees eligible to participate thereunder. Such adoption shall be effective as of the first day of any calendar month, except that in the case of a non-pension subsidiary into which a pension subsidiary is merged, such adoption by such non-pension subsidiary may be effective as of the effective date of the merger.

         20.02 Each such non-pension subsidiary shall enter into an appropriate agreement with the other Employers and the Trustee pursuant to which such non-pension subsidiary shall become a party to the Trust Agreement.

                                    XXI
                       INTERPRETATION; CONSTRUCTION

         21.01 Subject to the provisions of Article XV, in the event that any disputed matter shall arise under the Plan or under the Trust Agreement, including, without limiting the generality of the foregoing, matters relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amount of any benefit payable under the Plan and the interpretation of the provisions of the Plan and of the Trust Agreement, the decision of the pension committee upon such matter shall be binding and conclusive upon all persons including, but not limited to, each of the Employers, all persons at any time in the employ of any of the Employers, the Trustee, the participants and former participants, their respective beneficiaries and the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

         21.02 To the extent that state law shall not be preempted by the provisions of the Act or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, the terms and provisions of the Plan shall be construed and regulated by the laws of the State of New York. Anything in the Plan to the contrary notwithstanding, no provision hereof shall be so construed as to violate the requirements of the Act. To the extent that the context shall permit, any masculine pronoun used in the Plan or in the Trust Agreement shall be construed to include also the similar feminine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

                                   XXII
                                 SIGNATURE

         The Plan as herein amended and restated has hereby been approved and adopted to be effective as of January 1, 1989
(except as otherwise provided herein) this 30th day of December, 1994.


                                  CBS INC. by the
                                  PLANS ADMINISTRATION COMMITTEE



                                  Alvan L. Bobrow
                                  Vice President and Director of
                                  Taxes



                                  Joan Showalter
                                  Senior Vice President, Human
                                  Resources



                                  Louis J. Rauchenberger, Jr.
                                  Vice President and Treasurer


Dated:  December 30, 1994
        51 West 52nd Street
        New York, New York  10019

                                APPENDIX A
                           Actuarial Equivalents

A. For a benefit under the Plan in the form of an annuity, actuarial equivalencies shall be calculated at an assumed interest rate of 6% per annum, compounded annually, and utilizing the 1971 TPF&C Forecast Mortality Table, setback 3 years, as adopted by the committee for purposes of the Plan.

B. For a benefit under the Plan payable in a lump sum form, equivalency shall be determined utilizing the 1971 TPF&C Forecast Mortality Table, setback 3 years and the rate of interest equal to the lesser of (i) the yield on U.S. Treasury Bonds due or allocable in ten or more years, averaged over the 12-month period ending on each August 31 or
         (ii) the interest rate which would be used (as of January 1 of the plan year in which the distribution is made) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a participant's benefits under the Plan if the Plan had terminated on the date distribution is made with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date (the "Applicable Interest Rate"). The interest rate under (i) shall be determined as of each August 31 and shall be used for the next following plan year, provided however that the change in interest rate under (i) from one plan year to the next shall not exceed 1/2 percentage point.

C. For a benefit under the Plan, payment of which commences after normal retirement date, factors shall be calculated with only interest during the deferred period from normal retirement date to date of commencement of payment of benefits at 6% per annum, compounded annually, and then converted to an annuity at the income commencement date utilizing the 1971 TPF&C Forecast Mortality Table, setback 3 years.

         Notwithstanding the foregoing, a benefit shall not be less than the amount of the life annuity which was accrued as of December 31, 1986, converted (if an optional form of benefit is elected) based on factors in effect on that date.

         (References herein to TPF&C means Towers, Perrin, Forster & Crosby, consultants to Management.)


                    APPENDIX A--ACTUARIAL EQUIVALENCIES
                             CBS PENSION PLAN


Interest:    6% per annum
Mortality:        1971 TPF&C Forecast Mortality










































                             CBS PENSION PLAN
                         ANNUAL RATES OF MORTALITY

          Age            Annual                         Annual
        Nearest          Rate of                        Rate of
        Birthday        Mortality       Birthday       Mortality

           20            .000524           50           .005501
           21            .000543           51           .006106
           22            .000566           52           .006744
           23            .000589           53           .007418
           24            .000615           54           .008124

           25            .000644           55           .008866
           26            .000676           56           .009577
           27            .000712           57           .010313
           28            .000751           58           .011113
           29            .000794           59           .012091

           30            .000842           60           .013216
           31            .000895           61           .014452
           32            .000953           62           .015773
           33            .001018           63           .017202
           34            .001089           64           .018935

           35            .001168           65           .020982
           36            .001253           66           .023475
           37            .001348           67           .026287
           38            .001454           68           .029332
           39            .001571           69           .032595

           40            .001700           70           .036284
           41            .001862           71           .040205
           42            .002082           72           .044043
           43            .002352           73           .047723
           44            .002674           74           .051474

           45            .003041           75           .055566
           46            .003453           76           .060364
           47            .003907           77           .066249
           48            .004400           78           .072953
           49            .004933           79           .080085

                   Basis:  1971 TPF&C Forecast Mortality




                                APPENDIX B
                         Provisions Applicable to
                       Former 1942 Plan Participants

         B.01 Special Provisions for 1942 Plan Participants. The provisions of this Appendix B shall apply to participants in the Plan who were 1942 participants, as defined below. In the event of any conflict between the provisions of this Appendix and any other Article of the Plan, the provisions of this Appendix shall govern for such persons. In no case shall any provision of this Appendix B cause the reduction or elimination of any participant's accrued benefit (including optional forms of benefit and the manner and timing thereof) in violation of
Section 411(d)(6) of the Code or Section 204(g) of ERISA.

         B.02 Revisions to existing plan provisions: The Articles as amended, and which apply only to 1942 participants, are as follows:

         (a) Section 18.02 of the Plan shall be modified by adding at the end thereof the following:

          Notwithstanding the foregoing, the actuarial equivalent of a lump sum form of benefit in the case of a 1942 participant shall be the 1942 actuarial equivalent of such benefit at such time.

         B.03 Additional definitions of terms: In addition to those terms defined in Article XVIII, the following words and phrases, as used in this Appendix, shall have the following meanings:

         (a) 1942 Participant. 1942 participant shall mean a person who was a participant (including a person who was a limited participant) under the 1942 Plan prior to December 26, 1968 and who be came a participant under the Plan on December 26, 1968 pursuant to Section 2.01 of the Plan as then in effect.

         (b) 1942 Plan. 1942 Plan shall mean the pension plan effective December 26, 1942 under which CBS and certain pension subsidiaries were Employers, as amended to December 25, 1968.

         (c) 1942 Actuarial Equivalent. The 1942 actuarial equivalent of any benefit shall be a benefit determined by the actuary as being equivalent to said first mentioned benefit based upon the following interest and mortality assumptions:

          (1) If and to the extent that said benefit first referred to in this Section is or is related to that portion of a benefit provided by annual contributions made in part

         prior to December 26, 1947: Interest at the rate of 2-1/2% per annum, compounded annually; mortality where applicable in accordance with the 1937 Standard Annuity Mortality Table with ages set back one year.

          (2) If and to the extent that said benefit first referred to in this Section is or is related to that portion of a benefit provided by annual contributions made in whole subsequent to December 26, 1946: Interest at the rate of 2-1/2% per annum compounded annually, prior to normal retirement date or any earlier date as of which an optional benefit is elected, and at the rate of 2% per annum, compounded annually, subsequent to normal retirement date or such earlier date; mortality where applicable in accordance with the 1937 Standard Annuity Mortality Table with ages set back one year.
































                                APPENDIX C
                         Provisions Applicable to
                          WCAU Plan Participants

         C.01 Special Provisions for WCAU Plan Participants. Effective December 1, 1994, employees of CBS employed at WCAU-TV ("WCAU") and represented by Local 1241, International Brotherhood of Electrical Workers and who were formerly eligible to participate in the WCAU Trust Fund Retirement Plan for Certain Groups of Employees became eligible to participate in the Plan. In connection therewith, all of the assets and liabilities of the WCAU plan were transferred to this Plan. The provisions of this Appendix C shall apply to participants in the Plan who were WCAU plan participants, as defined below. Except to the extent otherwise provided in this Appendix C, all of the foregoing Articles of the Plan and the provisions of Appendix A of this Plan shall apply to all WCAU plan participants. In no case shall any of the provisions of this Plan or this Appendix C cause a reduction or elimination of any participant's accrued benefit (including optional forms of benefit and the manner and timing thereof) in violation of Section 411(d)(6) of the Code or Section 204(g) of the Act. Notwithstanding anything in the Plan to the contrary, a termination of employment shall be deemed to have occurred with respect to WCAU plan participants on account of the disposition of WCAU, provided that the acquiring entity does not continue to maintain the WCAU plan after the date of acquisition.

         C.02 Revisions to existing plan provisions: The Articles as amended, and which apply only to WCAU plan participants, are as follows:

         (a) Notwithstanding anything in Section 3.02 to the contrary:

          (1) the normal retirement benefit of a WCAU plan participant shall be determined as the greater of:
          (i) such participant's frozen WCAU plan benefit; or
          (ii) the benefit otherwise determined under the provisions of Section 3.02 taking into account all of such participant's service with WCAU in determining such participant's continuous employment period and taking into account all of the compensation paid to such participant by WCAU.

          (2) the normal retirement benefit of a deferred vested WCAU plan participant shall be determined as 120 percent of the individual's frozen WCAU plan benefit determined at normal retirement age.


          (3) the monthly pension payable to any WCAU plan retiree shall be increased by 20 percent beginning with the first payment payable after December 1, 1994.

         (b) Notwithstanding anything to the contrary in Section 4.04, a WCAU plan participant who shall be entitled to receive a termination benefit may elect to receive, in lieu of his termination benefit provided in Section 4.03, a benefit which shall be the actuarial equivalent of such termination benefit, payable in equal monthly installments commencing on the first day of any month, coincident with or subsequent to his 50th birthday and prior to his normal retirement date, and continuing during his life, subject to
         Article VI. Such month shall be designated by such participant in a written notice delivered to the pension committee at least 30 days prior to the date on which the first payment is to be made.

         (c) Notwithstanding anything to the contrary in Section
         6.01, a WCAU plan participant may elect the following optional forms of benefit:

          (i) the WCAU plan participant may elect to have the portion of his accrued benefit attributable to his frozen WCAU plan benefit paid to him in the form of installments over a period not to exceed 10 years, as elected by the participant. The remainder of such participant's accrued benefit must be paid only in one of the other optional forms of benefit available under
          Article VI of the Plan, or

          (ii) the WCAU plan participant may elect to have his entire accrued benefit paid in the form of a joint and fifty percent survivor annuity based on the actuarial factors otherwise applicable under the terms of the WCAU plan, or

          (iii) effective as of January 1, 1988, the WCAU plan participant may elect to have his entire accrued benefit paid in the form of a single lump sum payment based on the actuarial factors otherwise applicable under the Plan; provided, however, that the participant will never be entitled to less than the WCAU actuarial equivalent of his frozen WCAU plan benefit paid in such form.

         (d) Notwithstanding anything to the contrary in Section
         6.03, in no event will the qualified joint and survivor annuity payable to a WCAU plan participant be less than the

         WCAU actuarial equivalent of such participant's frozen WCAU plan benefit paid in the form of a joint and fifty percent survivor annuity.

         (e) The continuous employment period of any WCAU plan participant determined under Section 18.13 of the Plan shall include all periods of employment otherwise credited to such participant under the WCAU plan for benefit accrual and vesting purposes as of December 1, 1994, plus all years of service with the Employers under the Plan on and after December 1, 1994.

         (f) Early Retirement Benefit.  Notwithstanding Section
         18.16 of the Plan, a WCAU plan participant may retire on a WCAU plan early retirement date and shall be entitled to the actuarial equivalent of the benefit otherwise determined under Section 3.02 as modified in this Appendix C or the WCAU actuarial equivalent of a frozen WCAU plan benefit.

         (g) WCAU Plan Early Retirement Date. If a WCAU plan participant terminates employment prior to his normal retirement date and on or after whichever shall be the latest of (i) his 50th birthday and (ii) the date on which he shall have completed a 10-year continuous employment period, his WCAU plan early retirement date solely for the benefit described in subparagraph (g) of this Section C.02 shall be the date of such termination of employment. In order to be eligible for the early retirement benefit described in
         Section 18.16 of the Plan, such a participant must meet the requirements for early retirement otherwise specified in
         Section 18.17 of the Plan.

         C.03 Provisions related to employee contributions. The following provisions shall apply solely to employee contributions under the WCAU plan:

         (a) Notwithstanding anything to the contrary in Section
         3.02 as modified by this Appendix C, in addition to the normal retirement benefit of a deferred vested or actively employed WCAU plan participant as described herein, in the event a participant does not withdraw his accumulation, he shall be entitled to a normal retirement benefit equal to the amount otherwise determined hereunder plus the WCAU plan benefit attributable to such accumulation.

         (b) In the case of participants whose accrued benefit under this Plan is attributable in whole or in part to assets transferred to this Plan from the WCAU plan, in no event shall a participant's retirement benefit be less in

         equivalent actuarial value than the participant's statutory accumulated contributions. Such amount of retirement benefit shall be computed by dividing the statutory accumulated contributions by an actuarial factor determined based on the 1971 TPF&C Forecast Mortality Table, setback three years, and an interest rate specified in Section 417(e) of the Code.

         (c) Effective as soon as administratively feasible after December 1, 1994, a deferred vested or actively employed WCAU plan participant may elect to receive a return of his accumulations; provided, however, that no such payment shall be made to an unmarried participant unless he shall waive the normal form of payment in the form of a life annuity and provided, further, that no such payment shall be made to a married participant unless his spouse consents to such payment in writing and such consent is notarized or witnessed by a Plan representative and such consent affirmatively waives the requirements that such amounts be paid in the form of a qualified joint and survivor annuity and otherwise meets the requirements set forth in Section 6.04. If a Plan participant makes the above-described election, such election must be made within the time period specified by the pension committee or its delegate. A participant who fails to make the election within the specified time period may not elect to receive his accumulation prior to such participant's termination of employment.

         C.04 Additional definitions of terms: In addition to those terms defined in Article XVIII, the following words and phrases, as used in this Appendix, shall have the following meanings:

         (a) Accumulation. Accumulation shall mean amounts transferred to the Fund from the WCAU plan that represent amounts accumulated for a WCAU plan participant by reason of his contributions made to the WCAU plan prior to December 1, 1994, if any, and not withdrawn or returned to the participant or his beneficiary, plus any interest credited thereon at the rate of 5% per annum to the date of withdrawal.

         (b) Contributions. The contributions for any WCAU Plan participant shall be the mandatory amounts paid by the participant under Section 1201 of the WCAU plan during his period of participation in the WCAU plan.

         (c) Deferred Vested WCAU Plan Participant. Deferred vested WCAU plan participant shall mean a person who was a participant under the WCAU plan prior to December 1, 1994 and who had terminated employment with WCAU prior to that date

         but had not commenced receipt of a pension under the WCAU plan as of December 1, 1994.

         (d) Frozen WCAU Plan Benefit. An individual's frozen WCAU plan benefit shall be the normal retirement benefit to which such participant was entitled under the WCAU plan as of November 30, 1994 (including any benefit to which any Plan participant was entitled under the WCAU plan as of such date) based on the terms of such plan then in effect and payable in the form of a life annuity commencing at normal retirement age. For purposes of determining the amount of an active or deferred vested WCAU plan participant's frozen WCAU plan benefit accrued under the WCAU plan and that is payable in a different form or that commences on a different date than such normal retirement benefit, the participant's frozen WCAU plan benefit shall be determined on the basis of the WCAU actuarial equivalent factors.

         (e) Joint and Fifty Percent Survivor Annuity. Joint and fifty percent survivor annuity means an annuity under which an amount is payable to the participant for life with fifty percent of the amount of such benefit payable after the participant's death to his surviving eligible spouse or other named beneficiary for life. The reduced amount payable to a participant under a joint and fifty percent survivor annuity shall be determined in accordance with the actuarial factors under the WCAU plan.

         (f) Statutory Accumulated Contributions. Statutory accumulated contributions means amounts transferred to the Fund from the WCAU plan that represent amounts accumulated for a participant by reason of his contributions made to the WCAU plan prior to December 1, 1994, if any, and not withdrawn or returned to the participant or his beneficiary, with annual compound interest for the number of completed months following the first payment of participant contributions through the date on which the interest is being calculated. Interest shall be credited at the following rates: (a) through December 31, 1975 at the rate specified for purposes of the WCAU actuarial equivalent, in the manner described in the WCAU plan; (b) from January 1, 1976 through December 31, 1987, at the rate of five percent compounded annually; (c) from January 1, 1988 through the "determination date," (i.e., the date on which the participant's retirement benefit is scheduled to commence or, if earlier, the date on which such participant's contributions are withdrawn), at a rate of 120 percent of the Federal mid-term rate (as in effect under Section 1274 of the Code for the first day of each Plan Year); and (d) from the "determination date"

         through the participant's normal retirement date, at a rate equal to the interest rate which would be used under the Plan under Section 417(e)(3) of the Code, as in effect on the determination date. The portion of such a participant's accrued benefit attributable to Employer contributions, as of any date of determination, shall be equal to the excess, if any, of his total accrued benefit over the portion of his accrued benefit attributable to his statutory accumulated contributions as of such date.

         (g) WCAU Actuarial Equivalent. The WCAU actuarial equivalent of any benefit shall be a benefit determined by the actuary as being equivalent to said first mentioned benefit based upon the following interest and mortality assumptions:

          (1) If and to the extent that said benefit first referred to in this Section is or is related to that portion of a benefit attributable to service prior to January 1, 1970: Interest at the rate of 3% per annum, compounded annually; mortality where applicable in accordance with the Ga 51 Mortality Table for males.

          (2) If and to the extent that said benefit first referred to in this Section is or is related to that portion of a benefit attributable to service on or after January 1, 1970: Interest at the rate of 4-1/2% per annum compounded annually; mortality where applicable in accordance with the Ga 51 Mortality Table for males with TPF&C projection.

         (h) WCAU Plan. WCAU plan shall mean the WCAU Trust Fund Retirement Plan for Certain Groups of Employees in effect on December 1, 1994 which was merged into this Plan effective December 1, 1994. The WCAU plan shall include the provisions of the WCAU Retirement Plan which became effective on July 1, 1955, the benefits of which are provided under Group Annuity Contract No. GA-442, executed October 19, 1955, between WCAU Inc. and The Prudential Insurance Company of America, and the Amended WCAU Retirement Plan for Certain Groups of Employees which became effective January 1, 1959, the benefits of which are provided under the Trust Agreement made as of January 1, 1967 between CBS and Morgan Guaranty Trust Company of New York, as the same may have been, or may be amended.

         (i) WCAU Plan Participant. WCAU plan participant shall mean an active employee who was a participant under the WCAU plan prior to December 1, 1994 and who became or continued as a participant under the Plan on December 1, 1994.

         (j) WCAU Plan Retiree. WCAU plan retiree shall mean a person who was a participant under the WCAU plan prior to December 1, 1994 and who had commenced receipt of a pension in the form of an annuity and who was in pay status as of December 1, 1994.











































                                APPENDIX D
                         Provisions Applicable to
                        Participants In Prior Plans

         D.01 Special Provisions for Prior Plan Participants. The provisions of this Appendix D shall apply to participants in the Plan who were participants in the HRW Plan or the Steinway & Sons Pension Trust Plan, as defined below. Except to the extent otherwise provided in this Appendix D, all of the foregoing
Articles of the Plan and the provisions of Appendix A of this Plan shall apply to all such participants. In no case shall any provision of this Appendix D cause the reduction or elimination of any participant's accrued benefit (including optional forms of benefit and the manner and timing thereof) in violation of
Section 411(d)(6) of the Code or Section 204(g) of ERISA.

         D.02     Revisions to existing plan provisions for HRW
Participants: The Articles as amended, and which apply only to HRW participants, are as follows:

         (a) Notwithstanding anything to the contrary in Section 3.02, each HRW participant shall, for purposes of determining both his or her eligibility for, and the amount of, an early retirement, termination, normal retirement or death benefit under the Plan, be deemed to have been an employee during his or her continuous employment period with CBS and/or HRW before January 1, 1972. The provisions of the preceding sentence notwithstanding, for HRW participants who in addition were participants in the HRW Plan on December 31, 1971, (i) the amount of any such benefit shall be reduced by the actuarial equivalent of all amounts which such participant shall have withdrawn at any time from his or her account under the HRW Plan and (ii) the portion of any such benefit, the calculation of which is measured by or based upon service for the period ended December 31, 1971, shall be whichever is greater of (A) that proportionate benefit amount attributable to such service under the terms of this Plan and (B) that proportionate benefit amount attributable to such service which shall be the total of (1) the amount which shall be the actuarial equivalent as a life annuity of such participant's benefit under Group Annuity Contract No. 328 executed
December 14, 1944 between John C. Winston Company and Aetna Life Insurance Company, and (2) the amount which shall be the actuarial equivalent as a life annuity of the value of such participant's account under the HRW Plan, as of December 31, 1971, as heretofore determined by the trustee under such Plan (the amount computed pursuant to this clause (2) hereinafter referred to as the "HRW Amount") plus imputed interest on the HRW Account

             (i)  for the period January 1, 1972 to
          September 30, 1974, with respect to the account of each participant in the HRW Plan at the rate of 5% per annum,

            (ii) for the period commencing October 1, 1974 or any applicable later date, and ending October 31, 1978 with respect to the account of each participant in the HRW Plan that was held as of October 1, 1974 or any applicable later date in a funding account pursuant to Group Annuity Contract No. AC 2852 between Equitable Life Assurance Society and the trustee under the HRW Plan, at such rate per annum as was guaranteed by such insurance company pursuant to such Group Annuity Contract and on and after November 1, 1978 at the rate of 5% per annum and/or

           (iii)  for any period commencing on or after
          October 1, 1974, with respect to the account of each participant in the HRW Plan whose account remains in, or is transferred to, any similar equity account under the HRW Plan, at the rate of 5% per annum compounded annually.

         (b) Notwithstanding anything to the contrary in Section
5.01 of the Plan, the beneficiaries of an HRW participant who was a participant in the HRW Plan on December 31, 1971 and who shall die while a participant in this Plan shall, even though not entitled to receive the specified death benefit by reason of failure to satisfy the requirements therefor of that Section, nevertheless be entitled to receive as a death benefit the actuarial equivalent as of the date of death of the amounts described in and determined in accordance with clauses (1) and
(2) of Section D.02(a) of Appendix D, reduced by the actuarial equivalent of all amounts which such participant shall have withdrawn from his or her account under the HRW Plan subsequent to January 1, 1972, and such benefit shall be treated as and payable in the manner set forth in Section 5.03.

         (c) In addition to those terms defined in Article XVIII, the following words and phrases, as used in this Appendix, shall have the following meanings:

             (i)  HRW.  HRW shall mean Holt, Rinehart and
          Winston, Inc., a New York corporation and its predecessors, which corporation was merged into CBS as of December 31, 1974.

            (ii)  HRW Participant.  HRW participant shall mean a

          who was an employee of HRW (whether or not he was a participant in the HRW Plan) and who became a participant under the Plan on January 1, 1972.

           (iii) HRW Plan. HRW Plan shall mean the Holt, Rinehart and Winston, Inc. Profit Sharing Plan effective January 1, 1960 and terminated as of December 31, 1971 to the extent that no person could become a participant therein and no contributions could be made thereunder after such date.

         D.03 Revisions to existing plan provisions for participants in the Steinway & Sons Pension Trust Plan: The Articles as amended, and which apply only to former participants in the Steinway & Sons Pension Trust Plan, are as follows:

         (a) Notwithstanding anything to the contrary in Article II, each person who became an employee on October 1, 1972 and who was a participant under the Steinway & Sons Pension Trust Plan immediately prior thereto became a participant under the Plan as of said date, and anything herein to the contrary notwithstanding, in determining eligibility for a benefit under this Plan, but not in determining the amount of such benefit, any such participant who attained his 55th birthday prior to October 1, 1972 shall be deemed to have completed ten years of continuous employment as of October 1, 1972.

         (b) Notwithstanding anything to the contrary in Section 3.02, each participant who shall have become a participant on October 1, 1972, having been a participant in the Steinway & Sons Pension Trust Plan immediately prior thereto, and who shall retire on or subsequent to his normal retirement date shall be entitled to receive a normal retirement benefit which shall be the amount per annum equal to the total of:

          (1) the amount of the normal retirement benefit to which such participant is entitled under Section 3.02 in respect to his continuous employment period subsequent to September 30, 1972, and

          (2) the product obtained by multiplying (i) the amount of normal retirement income, on an annualized basis, which he would have received under the Steinway & Sons Pension Trust Plan at his normal retirement date under the Plan, based on his service to September 30, 1972 but computed on his "average compensation" (as that term is defined in Section 13.03 of the Plan) at his normal retirement date under the Plan and appropriately adjusted for

          and maximum salary and/or periods of recognizable service in accordance with the terms of the Steinway & Sons Pension Trust Plan, by (ii) a fraction the numerator of which shall be the number of years (including monthly fractions of a year) of his continuous employment by Steinway & Sons prior to October 1, 1972 and the denominator of which shall be the number of years (including monthly fractions of a year) from commencement of his continuous employment with Steinway & Sons to his normal retirement date under the Plan.

         (c) In addition to those terms defined in Article XVIII, the following phrase, as used in this Appendix, shall have the following meaning:

             (i)  Steinway & Sons Pension Trust Plan.  Steinway
          & Sons Pension Trust Plan shall mean the Pension Trust
          Plan established by Steinway & Sons October 1, 1957, as amended July 1, 1960 and December 2, 1964.



























